SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
TELEDYNE TECHNOLOGIES INCORPORATED
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(Name of Person(s) Filing Proxy Statement)

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Teledyne Technologies Incorporated 1049 Camino Dos Rios Thousand Oaks, CA 91360

March 12, 2021

Dear Stockholder:

We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders of Teledyne Technologies Incorporated (the “Company”) to be held virtually on Wednesday, April 28, 2021 at 9:00 a.m. Pacific Time. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions during the meeting by visiting: www.meetingcenter.io/289456985 on the meeting date and at the time described in the accompanying Proxy Statement. The password for the meeting is TDY2021. There is no physical location for the annual meeting.

This booklet includes the Notice of Meeting as well as the Company’s Proxy Statement.

We know that you may be unable to attend the virtual Annual Meeting. The proxies that we solicit give you the opportunity to vote on all matters that are scheduled to come before the Annual Meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone or by Internet as described in the following materials, or if you request that proxy materials be mailed to you, by completing, signing, dating, and returning your proxy card enclosed with those materials in the postage-paid envelope provided to you.

Thank you for your investment in our Company. We look forward to your attendance virtually at the 2021 Annual Meeting.

Sincerely,

Robert Mehrabian

Executive Chairman

Teledyne Technologies Incorporated

Notice of Annual Meeting of Stockholders

Meeting Date: April 28, 2021 Time: 9:00 a.m. Pacific time	Meeting Access: Virtual Stockholder Meeting	Record Date: March 3, 2021

Agenda

Stockholders will be asked to vote upon the following proposals at the Annual Meeting:

1)	To elect the three Class I director nominees identified in the accompanying Proxy Statement for a three-year term;

2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2021;

3)	To vote, on a non-binding, advisory basis, to approve the Company’s 2020 executive compensation; and

4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The 2021 Proxy Statement and the 2020 Annual Report to Stockholders are available at www.envisionreports.com/TDY

To access the virtual Annual Meeting, go to www.meetingcenter.io/289456985 before the scheduled start time. Online access to the meeting will begin at 8:45 a.m. Pacific. Teledyne’s proxy materials are currently available at www.envisionreports.com/TDY.

Attending the Virtual Meeting as a Stockholder of Record

If you were a holder of record of common stock of Teledyne at the close of business on March 3, 2021 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing www.meetingcenter.io/289456985 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received. The meeting password is TDY2021.

Registering to Attend the Annual Meeting as a Beneficial Owner

If you were a beneficial holder of record of common stock of Teledyne as of the Record Date (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Teledyne common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern, on April 23, 2021. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/289456985 and enter your control number and the meeting password TDY2021.

Asking Questions

If you are attending the meeting as a stockholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at www.meetingcenter.io/289456985, entering your control number and meeting password TDY2021, and clicking on the message icon in the upper right hand corner of the page. To return to the main page, click the “i” icon at the top of the screen. Questions will be answered after the meeting by following up directly with stockholder of record or registered beneficial owner.

Voting Shares

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

Attending the Annual Meeting as a Guest

If you would like to enter the meeting as a guest in listen-only mode, click on the “I am a Guest” button after entering the meeting center at www.meetingcenter.io/289456985 and enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

Only holders of Teledyne common stock as of the close of business on the Record Date or their authorized representatives by proxy may attend the Annual Meeting. Please see the questions and answers section of the accompanying Proxy Statement for more information about attending the Annual Meeting. For information about the Company, please visit our website at www.teledyne.com.

By Order of the Board of Directors,

Melanie S. Cibik

Senior Vice President, General Counsel, Chief Compliance Officer

and Secretary

March 12, 2021

Your vote is important:

Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting Stockholders to be Held on April 28, 2021. The Notice of Annual Meeting, Proxy Statement and 2020 Annual Report are available at: www.envisionreports.com/tdy

Proxy Statement

DEFINED TERMS In this Proxy Statement, Teledyne Technologies Incorporated is sometimes referred to as the “Company” or “Teledyne”.

    TELEDYNE TECHNOLOGIES INCORPORATED  |  2021 Proxy Statement

Notice of Internet Availability

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our Proxy Statement and Company’s Annual Report on Form 10-K for the year ended January 3, 2021 (the “2020 Annual Report”) to certain of our stockholders over the Internet, which allows us to reduce costs associated with the Annual Meeting and helps to reduce the environmental impact and costs of printing and distributing paper copies of proxy materials. On or about March 12, 2021, the Company will mail to each stockholder (other than those stockholders who previously had requested paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this Proxy Statement and the Company’s 2020 Annual Report on Form 10-K online (the “eProxy Notice”). The eProxy Notice also contains instructions on how to request a paper copy of the Proxy Statement and 2020 Annual Report. All other stockholders will receive printed copies of the Proxy Statement and the 2020 Annual Report, which will be mailed to such stockholders on or about March 12, 2021.

Cautionary Statements

Disclosures in this Proxy Statement may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this Proxy Statement include the matters discussed regarding the expectation of performance under compensation plans, anticipated financial and operational performance of the Company. The forward-looking statements contained in this Proxy Statement involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known to the Company. Although the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, many of which are difficult to predict and are beyond the Company’s control. The risks and uncertainties that may affect the operations, performance, and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in Item 1A, “Risk Factors” in the 2020 Annual Report, and in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Incorporation by Reference

Neither the Personnel and Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	1

2021 Proxy Statement Summary

This summary highlights information about the Company and the upcoming Annual Meeting. As it is only a summary, please review the complete Proxy Statement and the Company’s 2020 Annual Report before you vote. References to “Teledyne,” “the Company,” “we,” “us” or “our” refer to Teledyne Technologies Incorporated.

2021 Annual Meeting of Stockholders

Time and Date:	9:00 a.m., Pacific Time, April 28, 2021

Virtual Meeting Link:	www.meetingcenter.io/289456985

Password:	TDY2021

Record Date and Voting:

Stockholders as of the record date, March 3, 2021, are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

How to Cast Your Vote

Your vote is important. Please carefully review the proxy materials and vote using one of the following advance voting methods. The deadline for voting by telephone is 11:59 p.m. Eastern time on April 27, 2021. If you vote by mail, your proxy card must be received before the Annual Meeting. If you hold shares in the Teledyne Technologies Incorporated 401(k) Plan, your voting instructions must be received by 11:59 p.m. Eastern time on April 23, 2021.

Registered Stockholders

If you hold shares through our transfer agent, Computershare, please use one of the following options:

Visit www.envisionreports.com/tdy	Call 1-866-641-4276 or the number on your proxy card	Sign, date and return your proxy card by mail

Beneficial Owners

If you hold shares through your bank or brokerage account, please vote by returning the voting instruction card, or by following the instructions for voting via telephone or the Internet, as provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote online at the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, please cast your vote as soon as possible. See the “Questions and Answers About the Meeting and Voting” section for more details.

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2021 Proxy Statement Summary (continued)

Voting Matters and Board Recommendations

		Board’s Voting Recommendation	Page Reference (for more detail)

ITEM 1.	Election of three Class I directors for a three-year term expiring at the 2024 Annual Meeting	✓ FOR each director nominee	12

ITEM 2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021	✓ FOR	33

ITEM 3.	Approval of a non-binding advisory resolution on the Company’s executive compensation (“say on pay”)	✓ FOR	38

In addition, stockholders will transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

Snapshot of 2021 Director Nominees

We believe that all of our Class I directors, who are being nominated for re-election at the Annual Meeting, and highly-qualified and are vital members of a well-rounded, experienced Board. All director nominees possess high integrity, innovative thinking, a proven record of success, knowledge of corporate governance requirements and practices, and commitment to sustainability and social issues.

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2021 Proxy Statement Summary (continued)

The following table provides summary information about each director nominee standing for election to the Board for a three-year term expiring at the 2024 Annual Meeting. As further described below, our director nominees represent a diverse range of backgrounds and overall experience.

Nominee		Age	Independent	Director Since	Committee Memberships

	Denise R. Cade Senior Vice President, General Counsel and Corporate Secretary, IDEX Corporation	58	Yes	2019	• Audit Committee • Nominating and Governance Committee

	Simon M. Lorne Vice Chairman and Chief Legal Officer, Millennium Management LLC; Former General Counsel, U.S. Securities and Exchange Commission	75	Yes	2004	• Audit Committee (Chair) • Nominating and Governance Committee

	Wesley W. von Schack Chairman of AEGIS Insurance Services and Former Chairman, President and Chief Executive Officer of Energy East Corporation	76	Yes	2006	• Nominating and Governance Committee • Personnel and Compensation Committee

Diversity

The board regularly assesses the diversity of its members and nominees as part of its annual evaluation process. We believe that our 11 directors represent a diverse and broad range of attributes, qualifications, experiences, and skills to provide an effective mix of viewpoints and knowledge.

4	Female directors, representing over a third of our board

1⁄3	Director nominees are female and ethnically diverse

Director nominees are selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of, or familiarity with, the Company’s business products or markets or similar business products or markets and willingness to devote adequate time and effort to Board responsibilities. The Nominating and Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. Consequently, when evaluating potential nominees, the Nominating and Governance Committee considers individual characteristics that may bring diversity to the Board, including gender, race, national origin, age, professional background, unique skill sets and areas of expertise. As part of

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2021 Proxy Statement Summary (continued)

its charter mandate, the Nominating and Governance Committee monitors our efforts in areas of diversity and keeps abreast of current and emerging trends with respect to diversity issues that may affect our business operations, performance or public image.

Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. Our corporate governance practices, highlighted below, are described in greater detail in the “Corporate Governance” section of this Proxy Statement.

Board Practices

Board Independence	✓ 10 out of 11 current Board members are independent. ✓ Lead independent director.

Board Leadership	✓ The Executive Chairman presides at meetings of stockholders and Board meetings. ✓ The lead independent director presides during the Board’s executive sessions.

Board Composition and Diversity

✓ Our current directors have a diverse mix of skills, experience, and backgrounds, as specifically described under “Item 1 Election of Directors.”

✓ All director nominees exhibit certain key characteristics and skills, including high integrity, financial literacy, leadership experience, and business acumen, as further described under “Minimum Qualifications for Director Nominees and Board Member Attributes.”

✓ Four out of our 11 directors are women, and one director is ethnically diverse.

Board Committees	✓ Fully independent Audit, Personnel and Compensation, and Nominating and Governance Committees. ✓ Each committee has a written charter available on our website.

Board Accountability

✓ Simple majority voting in uncontested director elections.

✓ If not elected, a director must tender his or her resignation to the Board for its consideration.

✓ Annual “say-on-pay” vote.

✓ Annual stockholder ratification of the Audit Committee’s selection of the independent auditor.

✓ One share, one vote.

✓ No poison pill.

Board Engagement

✓ Attendance:

•   Directors’ attendance at annual meetings of stockholders is expected absent good reason (due to COVID-19, all directors participated in the 2020 Annual Meeting of Stockholders virtually).

•   In 2020, all directors attended at least 75% of the aggregate number of meetings of the Board and Board committees of which they were members.

✓ Our independent directors meet in regularly scheduled executive sessions without management present

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2021 Proxy Statement Summary (continued)

Board Effectiveness

Board Evaluation and Assessments	✓ Annual Board and Board committee self-evaluation process. ✓ Annual Board assessment of corporate governance best practices.

Stockholder Access to Directors	✓ Stockholders may contact our Board as a whole, individual directors (including the lead independent director), or management by email or regular mail.

Board Oversight of Risk

✓ Full Board is responsible for risk oversight and the Board committees oversee certain key risks.

✓ The Board oversees management in its assessment and mitigation of risks, and in taking appropriate risks.

Succession Planning

✓ The Board actively monitors our management succession and development plans.

✓ At least annually, the Personnel and Compensation Committee, together with the Chief Executive Officer and the Executive Chairman, will report to the Board on succession planning, including plans for interim succession for the Chief Executive Officer in the event of an unexpected occurrence.

Diversity and Inclusion Initiatives

✓ Management regularly updates the Nominating and Governance Committee on social responsibility and diversity matters.

✓ We have made progress in our efforts to promote diversity and inclusion. Today, approximately one-third of our executive management team, as well as our Board of Directors, are women.

✓ We have an Equality, Diversity and Inclusion Committee led by Teledyne’s Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.

Alignment with Stockholder Interests

Clawback and Anti-Hedging and Pledging Policies

✓ We have a formal policy related to the “clawback” of incentive compensation in the event of a material financial misstatement or in the event of fraud or criminal misconduct.

✓ Our insider trading policy prohibits short sales of our stock, buying or selling put or call options on our stock, holding our stock in a margin account or pledging our stock as collateral for a loan, or entering into hedging or monetization transactions with respect to our stock, in each case without prior advance approval from our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.

Stock Ownership

✓ Robust stock ownership guidelines:

•   The Chief Executive Officer must retain equity equal in value to five times his base salary.

•   Each of the other named executive officers must retain equity equal in value to three times their base salaries.

•   Each of our directors must retain equity equal in value to four times the annual director retainer (and starting in 2021, this amount is increased to five times).

Corporate Responsibility

✓ We are committed to acting as a good corporate citizen and operating sustainably.

✓ Our Global Code of Ethical Business Conduct and other policies and information related to corporate social responsibility can be found at www.teledyne.com under “Who We Are” — “Corporate Governance.”

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2021 Proxy Statement Summary (continued)

Corporate Responsibility

Corporate responsibility is part of our overall culture. Our four Core Values – Integrity, Respect, Responsibility, and Citizenship – guide the decisions we make as an organization.

Integrity	Respect	Responsibility	Citizenship

We conduct our business in accordance with all applicable laws and regulations and with the highest standards of ethics and honesty. We expect the same from our business partners and from those who represent the Teledyne brand.

We treat our colleagues with respect and dignity, and we will maintain a safe, fair and inclusive work environment. Teledyne takes pride in its diverse workforce and recognizes that its continuing success depends on the contributions of all its employees. We expect our employees to treat each other with dignity, respect and fairness. Our goal is to maintain a safe and hospitable work environment in which every employee is encouraged to contribute to the success of the Company.

We strive to grow and to protect Teledyne’s value by acting in the best interests of the Company and its stockholders, without compromising our core values. We are committed to two overarching objectives: growing the value of the Company and protecting that value. Those goals should be pursued by always acting in the best interests of the Company and by following the principles set forth in our Global Code of Ethical Conduct.

We conduct our business in a manner consistent with the well-being of the communities in which we work and of those who buy and use our products. We strive to make positive contributions to those communities and to sell high-quality products to our customers. We recognize the importance of the environment and natural resources and encourage our employees to embrace our responsibility to society when using and planning the use of natural resources.

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Board Composition and Practices

Information and Meetings

The Board of Directors directs the management of the business and affairs of the Company as provided in our Amended and Restated Bylaws (“Bylaws”) and pursuant to the Delaware General Corporation Law (“DGCL”). Members of the Board stay informed about our business through discussions with the senior management and other officers and managers of the Company and its subsidiaries, by reviewing information provided to them and participating in Board and committee meetings.

We encourage, but do not require, that all our directors attend all meetings of the Board of Directors, all committee meetings for all committees on which the directors serve and the annual stockholders meeting. In 2020, the Board held eight meetings and acted by written consent twice. During 2020, all directors attended at least 75% of the aggregate number of meetings of the Board and Board committees of which they were members. Due to COVID-19, all the current directors attended virtually the 2020 Annual Meeting of Stockholders.

Number of Directors

The Board of Directors determines the number of directors, which under our By-laws must consist of not less than four members and not more than 12 members. The Board has currently fixed the number at 11 members. Upon Ms. Austin’s retirement at the 2021 Annual Meeting, the number has been fixed at ten members.

Director Terms

The directors are divided into three classes and the directors in each class serve for a three-year term. The term of one class of directors expires each year at the Annual Meeting of Stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced. The Board may also create a new director position in any class and elect a director to hold the newly created position until the term of the class expires.

Directors’ Retirement Policy

On June 1, 2000, we adopted a retirement policy for directors. This policy, as amended, generally requires directors to retire at the Annual Meeting following their 75th birthday. This policy also requires a director to offer to tender his or her resignation if such director has a change in professional status. Mr. Crocker, who is 81, Dr. Mehrabian, who is 79, and Mr. Smith, who is 77, were granted waivers through the 2022 Annual Meeting. Mr. Dahlberg, who is 76, was granted a waiver through the 2023 Annual Meeting of Stockholders. Dr. von Schack, who will be 77 on the date of the Annual Meeting, and Mr. Lorne, who is 75, were each granted a waiver to permit him to stand for election at the 2021 Annual Meeting and, if elected at such meeting, to continue to serve as a director at least through the remainder of his term expiring at the 2024 Annual Meeting of Stockholders. The Board believes each such director continues to contribute to the effectiveness of our Board.

Board Structure

The Board of Directors currently consists of 11 directors, ten of whom are considered independent under existing rules of the NYSE and the SEC. Ms. Austin, who has served as a director since 2006, has notified the Company of her intent to cease being a member of the Board at the 2021 Annual Meeting. Following the 2021 Annual Meeting, the size of the Board will be reduced to 10. The Board thanks Ms. Austin for her service to the Company and its stockholders.

The Chairman of the Board, Dr. Mehrabian, is also our Executive Chairman and our former President and Chief Executive Officer, and therefore is not considered an independent director. The Executive Chairman presides at meetings of stockholders and Board meetings. The Board has formally designated Michael Smith,

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Board Composition and Practices (continued)

one of our independent directors, to serve as the lead director. Our non-management directors meet in executive session without management (including the Executive Chairman and President and Chief Executive Officer) on a regularly scheduled basis, with the lead director presiding in such sessions. In addition, the Board’s three standing committees consist solely of independent directors.

The Board made the decision to separate the roles of the Executive Chairman and the Chief Executive Officer in 2019 to further succession planning and also to allow the Executive Chairman to focus his efforts on mergers and acquisitions and on ongoing margin enhancement initiatives. The Board believes that its current leadership structure effectively allocates authority, responsibility and oversight between management and the independent members of the Board, thus ensuring the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company and the Chairman has no greater or lesser vote on matters considered by the Board.

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Executive Officers

The following table sets forth information regarding our executive officers who are required to file reports under Section 16 of the Exchange Act. Biographical information for Robert Mehrabian, our Executive Chairman of the Board, is included with the director biographies. The biographies for our other executive officers are below.

Executive Officers	Age	Principal Occupations Last 5 Years

Aldo Pichelli President and Chief Executive Officer	69

Mr. Pichelli has been the President and Chief Executive Officer since January 1, 2019 and Chief Operating Officer of Teledyne since October 2015. Prior to his promotion to Chief Operating Officer, Mr. Pichelli had been an Executive Vice President of Teledyne having responsibility for the Instrumentation and Aerospace and Defense Electronics segments since July 2013.

Jason VanWees Executive Vice President	49	Mr. VanWees has been Executive Vice President since January 1, 2019. Prior to his promotion he was Senior Vice President, Strategy and Mergers & Acquisitions for more than five years.

Stephen F. Blackwood Senior Vice President and Treasurer	58

Mr. Blackwood has been Senior Vice President and Treasurer since January 1, 2019. Prior to his promotion as Senior Vice President, he was Vice President and Treasurer of Teledyne for more than five years.

Melanie S. Cibik Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	61

Miss Cibik has been Senior Vice President, General Counsel and Secretary since September 2012 and Chief Compliance Officer since August 2016. From August 2019 to June 1, 2020, Miss Cibik was a director of OPUS Bank.

Susan L. Main Senior Vice President and Chief Financial Officer	62

Ms. Main has been Senior Vice President and Chief Financial Officer of Teledyne since November 2012. Since October 2018, Ms Main has been a director of Garrett Motion Inc., a technology provider to vehicles, and since July 2017, Ms. Main has been a director of Ashland Global Holdings, Inc., a specialty chemical company.

Cynthia Belak Vice President and Controller	64	Ms. Belak has been Vice President and Controller of Teledyne since May 2015. Prior to her promotion, Ms. Belak had been Vice President, Business Risk Assurance of Teledyne since January 2012.

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Executive Officers (continued)

Executive Officers	Age	Principal Occupations Last 5 Years

George C. Bobb III Vice President of Teledyne and President — Aerospace and Defense Electronics	46

Mr. Bobb has been Vice President of Teledyne for more than five years. Since July 29, 2019, he has been the President of the Aerospace and Defense Electronics segment. Prior to that, he had been President — Teledyne Aerospace Electronics since August 2017. He has been President of Teledyne Controls LLC since April 2018. From January 2017 until April 2018 he was President of Teledyne Scientific & Imaging LLC. He was Vice President-Contracts, Information Technology and Selected Operations and Deputy General Counsel for Litigation of Teledyne from August 2016 to August 2017. Prior to that he was Chief Compliance Officer, Vice President-Information Technology and Deputy General Counsel for Litigation of Teledyne.

Edwin Roks Vice President of Teledyne and Group President — Teledyne Digital Imaging — Teledyne DALSA and Teledyne e2v	56

Dr. Roks has been a Vice President of Teledyne since January 2014 and Group President — Teledyne Digital Imaging, Teledyne DALSA and Teledyne e2v, since March 2017. Dr. Roks has been President of Teledyne DALSA, Inc. since October 2015. From January 2014 to October 2015, Dr. Roks had been the Chief Technology Officer of Teledyne. Prior to that since April 2010, Dr. Roks served as Executive Vice President and General Manager of the professional imaging division of Teledyne DALSA, Inc. (formerly known as DALSA Corporation).

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Item 1 on Proxy Card — Election of Directors

The Board, upon the recommendation of the Nominating and Governance Committee, has nominated the following Class I directors: Denise R. Cade, Simon M. Lorne, and Wesley W. von Schack, for election at this year’s Annual Meeting, to hold office for three-year terms until the 2024 Annual Meeting. All of the nominees currently serve as directors on the Board. Mr. Lorne and Dr. von Schack were elected to the Board by the Company’s stockholders at the 2018 Annual Meeting. Ms. Cade was appointed to the Board on July 23, 2019. Each director nominee has agreed to be named in this Proxy Statement.

If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. The Board has no reason to believe that any nominee will be unable to serve.

Majority Voting for Directors

Our Bylaws provide a majority voting standard for election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of votes cast “FOR” a director nominee exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. The Board has adopted a policy whereby all director nominees must submit a contingent resignation in writing to the Chairman of the Nominating and Governance Committee. The resignation becomes effective only if the director is not elected by a majority of votes cast and the Board accepts the resignation. The Nominating and Governance Committee or another committee appointed by the Board will recommend to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days following the date of the certification of the election results. The director who was not elected by a majority of votes cast will not participate in the Board’s decision with respect to such resignation. If the number of nominees exceeds the number of directors to be elected, the nominees who receive the highest number of votes cast will be elected.

Unless otherwise instructed, the individuals named as proxies in the proxy card will vote each proxy received by them for the election of the three named nominees. You may withhold authority for the proxies to vote your shares on any or all of the nominees by following the instructions on your proxy card.

Director Nominees

The Board has affirmatively determined that each of the nominees qualifies for election under the Company’s criteria for evaluation of directors (see “Director Qualifications, Skills, and Attributes”). The following pages include biographical information about each of our directors (including the director nominees) and their specific experiences, qualifications, skills, and attributes that have led the Board and the Nominating and Governance Committee to conclude that they should serve as directors on the Board. In addition, the Board has determined that each non-employee director nominee qualifies as an independent director under the applicable NYSE listing standards.

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Item 1 on Proxy Card — Election of Directors (continued)

Director Qualification, Skills, and Attributes

Our directors have substantial leadership, management, and industry experience and expertise in various fields. Four of our 11 directors self-identify as having diverse characteristics (race, gender, ethnicity, sexual orientation or cultural background). This diversity of experience and background of our directors, illustrated in the skills matrix and director nominees’ biographies that follow, is brought to bear in Board deliberations, during which multiple perspectives are considered in developing dynamic solutions to achieve our strategic priorities to reduce complexity, drive returns, and advance sustainably.

Because the skills matrix below is a summary, it does not include all of the qualifications, skills, attributes, experiences, and diversity that each director offers.

Attributes, Experience and Skills

Age	60	58	82	76	53	75	69	79	70	77	76

Diversity(a)	✓	✓			✓				✓

CEO/C-Suite	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Financial and Accounting	✓					✓

Legal and Compliance		✓				✓			✓

Governance	✓	✓				✓	✓		✓	✓	✓

Banking							✓		✓		✓

Government, Defense or Military	✓			✓		✓		✓	✓	✓

Energy							✓				✓

Information and Cybersecurity	✓	✓		✓					✓

Other Industry	✓	✓	✓	✓	✓		✓	✓		✓	✓

(a)	Self-identifies as having diverse characteristics (race, gender, ethnicity, sexual orientation or cultural background).

Additional background information about the nominees and continuing directors follows, including the specific experiences, qualifications, attributes and skills that the Board believes qualifies each of the below named individuals to serve as a director of the Company, considering the Company’s business and structure.

Background information about the director nominees, including the business experience, individual skills, and qualifications that each director contributes to the Board’s effectiveness as a whole, are described on the following pages.

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Item 1 on Proxy Card — Election of Directors (continued)

Nominees — For Terms Expiring at the 2024 Annual Meeting (Class I)

Denise R. Cade Senior Vice President, General Counsel and Corporate Secretary of IDEX Corporation Director since 2019 Age: 58

Denise R. Cade has been the Senior Vice President, General Counsel and Corporate Secretary of IDEX Corporation, a manufacturer of fluidic systems and specialty engineered products, since October 2015. From March 2011 until October 2015, she served as Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer at SunCoke Energy, Inc., a supplier of high-quality coke used in the blast furnace production of steel, and its controlled company SunCoke Energy Partners, LLP, where she also served on the Board of Directors. Prior to joining SunCoke Energy, Ms. Cade held several positions at PPG Industries, Inc., a global supplier of paints, coatings and specialty materials, including Assistant General Counsel and Corporate Secretary, Chief Securities and Finance Counsel, Chief M&A Counsel, and General Counsel of the Glass and Fiberglass Division. Prior to joining PPG Industries, Ms. Cade was a partner at Shaw Pittman, LLP, a law firm. In 2019, Ms. Cade was named to The Legal 500 GC Powerlist that consists of the most influential in-house lawyers in business, and was named one of the Most Powerful Women in Corporate America by Black Enterprise magazine. Ms. Cade is a member of our Audit Committee and Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Cade should serve as a director: her professional background and experience, current and previously held senior-executive level positions, her service on other company boards, and her legal, merger and acquisitions, capital markets, financing, compliance, cybersecurity and corporate governance experience at public companies with significant operations across multiple technologies and industries.

Simon M. Lorne Vice Chairman and Chief Legal Officer of Millennium Management LLC and Former General Counsel, U.S. Securities and Exchange Commission Director since 2004 Age: 75

Simon M. Lorne is the Vice Chairman and Chief Legal Officer of Millennium Management LLC, a hedge fund management company. From March 1999 to March 2004, prior to the time he became a Teledyne director, Mr. Lorne was a partner with Munger Tolles & Olson, LLP, a law firm whose services Teledyne has used from time to time. Mr. Lorne has also previously served as a Managing Director, with responsibility for Legal Compliance and Internal Audit of Citigroup/Salomon Brothers and as the General Counsel at the SEC in Washington, D.C. From 2016 through 2020, Mr. Lorne was Chairman of the Alternative Investment Management Association, a London-based association of investment managers. From 2011 to 2018, Mr. Lorne served on the Advisory Council of the Public Company Accounting Oversight Board. Mr. Lorne is the Chair of our Audit Committee and a member of our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Lorne should serve as a director: his professional background and experience, current and previously held senior-executive level positions, senior level experience at a government regulator, his service on other public and private company boards, his Teledyne board experience, board attendance and participation, and his specialized expertise in finance, mergers and acquisitions, securities laws and corporate governance.

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Item 1 on Proxy Card — Election of Directors (continued)

Wesley W. von Schack Chairman of AEGIS Insurance Services and Former Chairman, President and Chief Executive Officer of Energy East Corporation Director since 2006 Age: 76

Wesley W. von Schack is the Chairman of AEGIS Insurance Services, a property and casualty mutual insurance company, a position he has held since 2007. He served as a director of Edward Lifesciences Corporation, a company engaged in the science of heart valves and hemodynamic monitoring, from 2010 to May 2020. Dr. von Schack served as Chairman, President and Chief Executive Officer of Energy East Corporation, a diversified energy services company, from 1996 to September 2009. Dr. von Schack served as a director of The Bank of New York Mellon Corporation from 2007 through April 2016 and Mellon Financial Corporation from 1989 to 2007. Dr. von Schack is director emeritus of the Gettysburg Foundation, and is a member of the President’s Council — Peconic Land Trust. Dr. von Schack is a member of our Nominating and Governance Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. von Schack should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other private and public company boards, his leadership positions at private foundations, his Teledyne board experience, board attendance and participation, and his extensive experience with companies in the energy, banking, financial asset management sectors and in regulated industries.

The Board of Directors Recommends

a Vote FOR the Election of the Nominees.

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Item 1 on Proxy Card — Election of Directors (continued)

Continuing Directors — Terms Expiring at the 2022 Annual Meeting (Class II)

Charles Crocker Chairman and Chief Executive Officer, Crocker Capital and Retired Chairman and Chief Executive Officer of BEI Technologies, Inc. Director since 2001 Age: 82

Charles Crocker is the Chairman and Chief Executive Officer of Crocker Capital, a private investment company. Mr. Crocker was the Chief Executive Officer of the Custom Sensors and Technologies Division of Schneider Electric until January 2006. Mr. Crocker was the Chairman and Chief Executive Officer of BEI Technologies, Inc., a diversified technology company, from March 2000 until October 2005, when it was acquired by Schneider Electric. Mr. Crocker served as Chairman, President and Chief Executive Officer of BEI Electronics from October 1995 to September 1997, at which time he became Chairman, President and Chief Executive Officer of BEI Technologies, Inc. From 2014 until 2018, he served as a director of Imageware Systems, Inc., from 2003 until 2014, he served as a director of Franklin Resources, Inc., and from 2010 until August 2012, he served as a director of ConMed Healthcare Management, Inc. Mr. Crocker has been Chairman of the Board of Children’s Hospital in San Francisco, Chairman of the Hamlin School’s Board of Trustees and President of the Foundation of the Fine Arts Museums of San Francisco. Mr. Crocker is the Chair of our Personnel and Compensation Committee and a member of our Nominating and Governance Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Crocker should serve as a director: his professional background and experience, current and previously held senior-executive level positions, his service on other public and private company boards, his Teledyne board experience, board attendance and participation, and his extensive experience with technology companies serving both the commercial and defense sectors.

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Item 1 on Proxy Card — Election of Directors (continued)

Robert Mehrabian Executive Chairman of the Company Director since 1999 Age: 79

Robert Mehrabian is the Executive Chairman of Teledyne Technologies Incorporated. He has been Executive Chairman since January 1, 2019. Prior to January 1, 2019, he was Teledyne’s Chairman, President and Chief Executive Officer since 2000 (and was President and Chief Executive Officer since Teledyne’s formation in 1999). Prior to the spin-off of the Company by Allegheny Technologies Incorporated (ATI) in November 1999, Dr. Mehrabian was the President and Chief Executive Officer of ATI’s Aerospace and Electronics segment since July 1999 and had served ATI in various senior executive capacities since July 1997. Before joining ATI, Dr. Mehrabian served as President of Carnegie Mellon University. From 1992 until April 2014, he served as a director of PPG Industries, Inc. Dr. Mehrabian served as a director of Mellon Financial Corporation from 1994 to 2007 and served as director of its successor The Bank of New York Mellon Corporation until April 2011. He is a member of The National Academy of Engineering.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Dr. Mehrabian should serve as a director: his leadership skills acquired while serving as the Company’s Chairman, Chief Executive Officer and President, previously held senior-executive level positions at public companies and at academic institutions, his service on public company boards, and his extensive knowledge and understanding of the Company’s business, operations, technology, products and services.

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Item 1 on Proxy Card — Election of Directors (continued)

Jane C. Sherburne Principal of Sherburne PLLC and Former Senior Executive Vice President, General Counsel and Corporate Secretary of The Bank of New York Mellon Corporation Director since 2014 Age: 70

Jane C. Sherburne is currently principal of Sherburne PLLC, a legal consulting firm providing strategic advice in crisis environments and in connection with regulatory policy developments. From May 2010 to July 2014, Ms. Sherburne served as Senior Executive Vice President, General Counsel and Corporate Secretary of The Bank of New York Mellon Corporation. Ms. Sherburne served as Senior Executive Vice President, General Counsel and Corporate Secretary of Wachovia Corporation from June 2008 to January 2009, during which time Wachovia merged with Wells Fargo & Company. From December 2006 to June 2008, Ms. Sherburne was General Counsel of Citigroup Inc.‘s Global Consumer Business. From July 2001 to December 2006, Ms. Sherburne was Deputy General Counsel of Citigroup, Inc. Until July 2001, Ms. Sherburne was a litigation partner at the Washington, D.C. law firm of Wilmer, Cutler & Pickering, having joined the firm in 1984. Ms. Sherburne interrupted her private practice from 1994 to 1997 to serve as Special Counsel to the President in the Clinton White House. Ms. Sherburne serves as an independent director on the boards of HSBC USA, HSBC Bank USA, HSBC Finance Corporation and HSBC North America, all of which are indirect wholly-owned subsidiaries of HSBC Holdings plc, a global banking and financial services organization, and on the advisory board of Perella Weinberg Partners, a global advisory and asset management firm. Ms. Sherburne is Chair of the Board of the National Women’s Law Center, Chair of the Board of Negotiation Strategies Institute, a Trustee of the New York City Bar Fund, a member of the Executive Committee of the Lawyers’ Committee for Civil Rights Under Law, a member of the Committee for Economic Development, and a member of the American Law Institute. She also serves on the Council of the Administrative Conference of the United States, to which she was appointed by President Obama in July 2010. Ms. Sherburne is a member of our Audit Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Sherburne should serve as a director: her professional background and experience, current and previously held senior-executive level positions, senior level experience in positions in the federal government, and her extensive experience in policy, compliance, corporate governance and government matters and in regulated industries.

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Item 1 on Proxy Card — Election of Directors (continued)

Michael T. Smith Retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation Director since 2001 Age: 77

Michael T. Smith is the retired Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, having held such positions from October 1997 until May 2001. Mr. Smith is also a director of FLIR Systems, Inc., which produces infrared cameras, thermal imaging software and temperature measurement devices, and Zero Gravity Solutions, Inc., an agricultural biotechnology company. Mr. Smith was a director of WABCO Holdings, a supplier to the automotive industry, from 2009 until 2020, a director of Ingram Micro Corporation, a technology sales, marketing and logistics company, from 2001 until June 2014, Alliant Techsystems, Inc. (ATK), an advanced weapon and space systems company, from 1997 to 2009, and Anteon International Corporation, an information technology and systems engineering solutions company, from 2005 to 2006. Mr. Smith is a member of the Council of Chief Executives and the former chairman of the Aerospace Industries Association, an industry trade organization, and is a charter member of the Electronic Industries Foundation Leadership Council. Mr. Smith is the Chair of our Nominating and Governance Committee and a member of our Audit Committee. Mr. Smith is also our Lead Director.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Smith should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public and private company boards, Teledyne board experience, board attendance and participation, and his extensive experience with companies in the aerospace, defense, engineering, communications and manufacturing sectors.

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Item 1 on Proxy Card — Election of Directors (continued)

Continuing Directors — Terms Expiring at 2023 Annual Meeting (Class III)

Kenneth C. Dahlberg Retired Chairman of the Board and Former Chief Executive Officer of Science Applications International Corporation (SAIC) Director since 2006 Age: 76

Kenneth C. Dahlberg served as Chief Executive Officer of Science Applications International Corporation (SAIC), a research and engineering firm specializing in information systems and technology, from November 2003 through September 2009, and served as Chairman of the Board of Directors of SAIC from July 2004 until his retirement in June 2010. Prior to joining SAIC, Mr. Dahlberg served as Executive Vice President of General Dynamics where he was responsible for its Information Systems and Technology Group and prior to that served as President and Chief Operating Officer of Raytheon Systems. Mr. Dahlberg was also a director of Parsons Corp., an engineering, construction, technical and management services firm from 2011 until April 2020. From 2011 through May 2017, Mr. Dahlberg was a director of Motorola Solutions, Inc., a provider of mission critical communication products and services. Mr. Dahlberg is a member of our Personnel and Compensation Committee and our Audit Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Dahlberg should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public company boards, his Teledyne board experience, board attendance and participation, his extensive experience with companies in the defense industry and his background and experience in design engineering, production, system development and services.

Michelle A. Kumbier Former Chief Operating Officer of Harley-Davidson Motor Company Director since 2020 Age: 53

Michelle A. Kumbier is the former Chief Operating Officer of Harley-Davidson Motor Company from October 2017 to April 2020. Ms. Kumbier had previously served as Harley-Davidson’s Senior Vice President, Motor Company Product and Operations from May 2015 to October 2017, as its Senior Vice President of Motorcycle Operations from September 2012 to April 2015, and as its Senior Vice President, Product Development from November 2010 to August 2012. Prior to joining Harley-Davidson in 1997, Ms. Kumbier began her career at Kohler Company in 1986, where she held a variety of positions in both the plumbing products and engines divisions. Ms. Kumbier is also a member of the Board of Directors of Abbott Laboratories since 2018. Ms. Kumbier is a member of our Audit Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Kumbier should serve as a director: her professional background and experience and her senior level experience in the management of a multinational public manufacturing company, including significant operations, product development, supply chain optimization, business development and strategic planning experience.

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Item 1 on Proxy Card — Election of Directors (continued)

Robert A. Malone

Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc. and Retired Chairman of the Board and President, BP America, Inc.

Director since 2015

Age: 69

Robert A. Malone has been the Executive Chairman, President and Chief Executive Officer of First Sonora Bancshares, Inc., a privately-held community bank, since 2014. Mr. Malone is also the Chairman, President and Chief Executive Officer of The First National Bank of Sonora, Texas (d/b/a Sonora Bank), a community bank owned by First Sonora Bancshares, Inc., since 2014. He joined First Sonora Bancshares and Sonora Bank in 2009 as President and Chief Executive Officer. Mr. Malone was an Executive Vice President of BP plc, an integrated oil and gas company, and was Chairman of the Board and President, BP America Inc. from 2006 to 2009. Mr. Malone has been a director of Halliburton Company, a provider products and services to the energy industry, since 2009 and its Lead Director since 2018, a director of Peabody Energy Corporation, a coal mining company, since 2009, and its Non-Executive Chairman of the Board since 2016 and a director of BP Midstream Partners GP LLC, the general partner of BP Midstream LP, an owner and operator of oil and natural gas pipelines, since 2017. Mr. Malone is a member of our Audit Committee and our Personnel and Compensation Committee.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Malone should serve as a director: his professional background and experience, previously held senior-executive level positions, his service on other public company boards and his extensive experience with companies in the oil and gas industry and in banking and his expertise in compliance with safety regulations.

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Item 1 on Proxy Card — Election of Directors (continued)

Director Retiring at the 2021 Annual Meeting

Roxanne S. Austin President of Austin Investment Advisors and Former President and Chief Operating Officer of DIRECTV, Inc. Director since 2006 Age: 60

Roxanne S. Austin is the President of Austin Investment Advisors, a private investment and consulting firm, and chairs the US Mid-Market Investment Advisory Committee for EQT Partners. Ms. Austin has also served as the President and Chief Executive Officer of Move Networks, Inc., a provider of Internet television services and as President and Chief Operating Officer of DIRECTV, Inc. She previously served as Executive Vice President and Chief Financial Officer of Hughes Electronics Corporation (Hughes) and as a member of its executive committee. Prior thereto, she held various senior financial positions with Hughes. Prior to joining Hughes, Ms. Austin was a partner at the accounting firm Deloitte & Touche LLP. Ms. Austin is a director of Abbott Laboratories, a health care products provider, AbbVie, Inc., a research based pharmaceutical company, Crowdstrike, a cybersecurity technology provider, and Verizon Communications, Inc., a telecommunications provider. Ms. Austin had been a director of Target Corporation (having served as the retailer’s interim Board chairwoman during part of 2014). From 2008 to 2016 she also served as a director of Telefonaktiebolaget LM Ericsson. Ms. Austin is a member of our Personnel and Compensation Committee and our Nominating and Governance Committee. Ms. Austin has notified the Company of her intent to cease being a member of our Board at the Annual Meeting.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Ms. Austin should serve as a director: her professional background and experience, current and previously held senior-executive level positions, her service on other public and private company boards, Teledyne board experience, board attendance and participation, and her extensive experience in electronics, communications, aerospace, defense and related industries and specialized expertise in public company accounting and mergers and acquisitions and more recently cybersecurity.

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Corporate Governance

Director Independence

In April 2020, our Nominating and Governance Committee assessed, and our Board determined, the independence of each director in accordance with applicable NYSE and SEC rules, as then in effect, with the exception of Ms. Kumbier, for whom such assessment and determination took place in October 2020. To comply with such rules, our Nominating and Governance Committee considered various relationship categories including: whether the director is an employee, amount of stock ownership, and commercial, industrial, banking, consulting, legal, accounting or auditing, charitable and familial relationships, as well as a range of individual circumstances (including social friendships between certain members of the Board). See “Certain Transactions” at page 83. The Nominating and Governance Committee, followed by the Board, determined that each member of our Board of Directors did not have any material relationships with us and was thus independent, except for Dr. Mehrabian, our Executive Chairman. Our management, after reviewing director questionnaires, reported to our Board in February 2021 that information on which the Board based its independence assessment in 2020 had not materially changed. The independent directors by name are: Roxanne S. Austin, Denise R. Cade, Charles Crocker, Kenneth C. Dahlberg, Michelle A. Kumbier, Simon M. Lorne, Robert A. Malone, Jane C. Sherburne, Michael T. Smith and Wesley W. von Schack.

The Nominating and Governance Committee, followed by the Board, also determined that each member of our Personnel and Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

All of the Board’s standing committees consist only of independent directors.

Corporate Governance and Ethics Guidelines

Our Board of Directors has adopted many “best practices” in corporate governance, including separate standing committees of the Board for each of audit, nominating and governance and personnel and compensation matters, charters for each of the committees, and corporate ethics and compliance guidelines.

Our ethics and compliance guidelines for employees are contained in the Global Code of Ethical Business Conduct. These guidelines apply to all our employees, including our principal executive, financial and accounting officers. Our employees receive annual ethics training and questionnaires are distributed annually to various personnel to confirm compliance with these guidelines. We also have a specialized code of ethics for financial executives that supplements the employee guidelines. In addition, we have ethics and compliance guidelines for our third-party service providers.

Our Board of Directors has adopted a Code of Business Conduct and Ethics for directors. This code is intended to provide guidance to directors to help them recognize and deal with ethical issues, including conflicts of interest, corporate opportunities, fair dealing, compliance with law and proper use of the Company’s assets. It also provides mechanisms to report possible unethical conduct.

Our Board of Directors has adopted Corporate Governance Guidelines. These Corporate Governance Guidelines were initially developed by our Nominating and Governance Committee and are reviewed at least annually by such Committee. These Corporate Governance Guidelines incorporate practices and policies under which our Board has operated since its inception, in addition to many of the requirements of the SEC and the NYSE. Some of the principal subjects covered by the Corporate Governance Guidelines include:

•	Director qualification standards.
•	Director responsibilities.
•	Director access to management and independent advisors.
•	Director compensation.
•	Director orientation and continuing education.
•	Management succession.

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Corporate Governance (continued)

•	Annual performance evaluation of the Board and its Committees.
•	Director retirement and resignations.
•	Role of the lead director.
•	Leadership development.

Copies of our Corporate Governance Guidelines, Global Code of Ethical Business Conduct, Code of Ethics for Financial Professionals, Directors’ Code of Business Conduct and Ethics, Ethics Code of Conduct for Service Providers, Corporate Governance Guidelines and Committee charters are available on our website at www.teledyne.com under “Who We Are” — “Corporate Governance”. We intend to post any amendments to these documents and any waivers of the provisions thereof related to directors or executive officers on our website. If at any time you would like to receive a paper copy of these documents free-of-charge, please write to Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

Risk Management Oversight

The risk oversight function of the Board of Directors is carried out by both the Board and the Audit Committee. As provided in its charter, the Audit Committee meets periodically with management to discuss the Company’s major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Matters of strategic risk are considered by the Board as a whole. At each regularly scheduled meeting of the Audit Committee, our Vice President, Business Risk Assurance reports directly to the Audit Committee on the activities of the Company’s internal audit function. Management also reports to the Audit Committee on legal, finance, accounting and compliance matters at least quarterly and on tax, pension and information technology and cyber security matters periodically. The Board is provided with reports on legal matters at periodically scheduled meetings and on other matters related to risk oversight on an as needed basis. In addition, the Audit Committee reviews with management the “risk factors” that appear in our Annual Report on Form 10-K prior to its filing.

We have an Enterprise Risk Management Committee, consisting of executive officers and other employees, to identify significant company risks and determine whether we have appropriate risk management policies, practices and procedures in place. Our Senior Vice President and Treasurer, periodically reports to the Audit Committee and the Board of Directors on the progress and results of the actions taken by this committee.

Hedging Policy

Our insider trading policy prohibits short sales of our stock, buying or selling put or call options on our stock, holding our stock in a margin account or pledging our stock as collateral for a loan, or entering into hedging or monetization transactions with respect to our stock, in each case without prior advance approval from our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary. The foregoing prohibitions apply to our directors, executive officers and any employee who participates in our stock option program.

Board Evaluation Process

Every year the Board and each standing committee of the Board assesses its performance. The evaluation process is overseen by the Nominating and Governance Committee and involves separate interviews of each director by internal counsel to solicit feedback on several issues, including:

•	Board and committee effectiveness, size, composition and frequency of meetings;
•	director access to management and the sufficiency and timeliness of information provided by management;
•	sufficiency of processes for risk oversight;
•	whether directors possess appropriate experience and backgrounds; and
•	whether each director contributes to the effectiveness of the Board.

The results are summarized by the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary and discussed by the Board and each committee in executive session. In addition to providing an

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Corporate Governance (continued)

opportunity for directors to discuss a wide range of governance-related topics, the evaluation process is used by the Board and each committee to identify opportunities for improvement, make changes to the committee charters, processes and policies, and is linked to our Board’s succession planning activities.

Risks Related to Compensation Policies and Practices

The Company and the Personnel and Compensation Committee have undertaken a process to determine whether the Company’s overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. As part of this process, the Company received input and analysis from its independent compensation consultant, Exequity LLP, and management prepared a framework of potential risk and evaluated the Company’s compensation policies in the context of this framework. The results of this evaluation were reviewed by and discussed with the Personnel and Compensation Committee.

We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a balanced mix of long- and short-term compensation incentives, the use of incentive award plans with capped payouts, the use of a diverse mix of performance measures in our incentive award plans and our stock ownership requirements for key officers. In addition, we use our annual business plan as a baseline for our Annual Incentive Plan targets, which the Personnel and Compensation Committee regards as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits. In light of these features of our compensation program and these additional controls, our management and our Personnel and Compensation Committee have concluded that the risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Communications with the Board

Our Corporate Governance Guidelines provide that any interested parties desiring to communicate with our non-management directors, including our lead director, may contact them through our Secretary, Melanie S. Cibik, whose address is: Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360. The Secretary will review each communication received and decide as to whether the communication, or a summary thereof, will be forwarded to the Nominating and Governance Committee or other appropriate Board committee or member.

Stockholder Engagement

We regularly engage with our stockholders to understand their perspectives on Teledyne, including our strategies, financial performance, management and executive compensation. As part of this program, senior management regularly meets with institutional investors. During fiscal year 2020, senior management met with many institutional investors, including the majority of our top 25 investors with actively managed funds, through virtual investor conferences, virtual meetings and telephone conferences.

Corporate Responsibility

Teledyne continuously operates within our Global Code of Ethical Business Conduct. We firmly believe that improvement is possible only if we measure our performance and constantly raise our standards through ethically oriented practices, including our contributions and commitment to having a positive measurable impact on humanity. Our Global Code of Ethical Business Conduct and other policies and information related to corporate social responsibility can be found at www.teledyne.com under “Who We Are” — “Corporate Governance.”

Sustainability and Climate Change

While we remain committed to consistent financial performance, our businesses continue to also focus on developing solutions to address sustainability and climate challenges facing humanity today.

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Corporate Governance (continued)

Our broad range of precision measurement technologies for environmental monitoring and climate research are unique in the world. Our sensors and instruments are deployed everywhere, from pole to pole, in space, on aircraft and drones, on land, on the sea surface, in the water column, and on the seafloor. They operate around the clock, measuring greenhouse gases from space, precisely monitoring air and water quality throughout the world, and are continuously profiling all of Earth’s oceans.

Applications of our instruments provide scientists information that spans time from the origin of the universe to providing real-time data on air pollution and dangerous storms, such as time-critical warning of hurricanes and tsunamis.

Environment

Teledyne is a global leader in breakthrough design, production and distribution of sophisticated water and air quality instruments.

•

We provide sophisticated water samplers and flowmeters to monitor wastewater, irrigation flow, storm water, industrial discharge, construction site run-off and municipal wastewater collection, treatment and reuse.

•

Our automated samplers and flow monitoring instruments are being deployed in waste handling systems worldwide for the detection of genetic material of the virus that causes COVID-19 as an early indication of community spread.

•	Every second of every day our hazardous gas detection monitors are making industrial workplaces safer around the world.
•

We build precision air quality instruments that measure common air pollutants and particulate matter (NOx, SO2, ozone, PM10 and PM2.5) that are considered hazardous to human health and the environment. Our instruments enable government agencies around the world to detect and monitor the quality of the air we breathe in real-time to assess their compliance with air quality regulations and ultimately reduce air pollution.

Ocean

The ocean covers over 70% of the Earth’s surface, holds 97% of its water, produces more than half the world’s oxygen, and stores 50 times more carbon dioxide than Earth’s atmosphere. Changes in the ocean affect weather patterns, climate, and food security. Despite the vital importance of the ocean, more than 80% of our ocean is unmapped and unexplored.

•	Our floats, gliders and instruments assist climate research by providing access to accurate data, including subsurface temperatures and velocities of currents throughout the world’s oceans.
•	Scientists are employing our instruments to provide essential inputs for computer models of dangerous storms, providing real-time information to help save lives.
•	Teledyne works with maritime agencies around the world, preserving free and safe navigation of the world’s oceans.

Space

Teledyne’s contributions to space exploration through our visible and infrared sensors have advanced our scientific understanding of the formation and evolution of the Universe, solar system, planets and moons and how humankind’s actions affect Earth’s climate, atmosphere, oceans and land.

Business Ethics

•

We operate within a Code of Ethical Business Conduct with four key pillars: Integrity, Respect, Responsibility and Citizenship. Teledyne has a zero-tolerance policy when it comes to violating the Code.

•

Our Board of Directors and its committees regularly review matters related to compliance with environmental laws and the health and safety of employees. We continually evaluate our policies and practices and monitor our efforts in areas of legal and social responsibility, diversity and sustainability.

26	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Corporate Governance (continued)

Community

•	We invest in projects to develop and secure tomorrow’s long-term energy sources.
•	Teledyne businesses around the world support local charities and participate in volunteer opportunities to help those in need.
•	Teledyne’s products enhance the reliability and safety of global transportation and protect the security of our nation, our military and our allies.
•	We partner with local universities to provide mentor and internship programs, especially for Science, Technology, Engineering and Math (STEM) students.

Anti-Corruption

Teledyne Technologies maintains an anti-corruption program with the core elements of an effective compliance program, including tone at the top, risk assessment, written policies and procedures, effective training and education, effective lines of communication, internal monitoring and auditing, and enforcement. The program and its requirements apply to Teledyne employees and to third parties who act on Teledyne’s behalf.

Ethics Help Line

We have a confidential Ethics Help Line, where questions or concerns about us can be raised confidentially and anonymously. The Ethics Help line is available to all our employees, as well as concerned individuals outside the Company. The toll-free help line number is 1-877-666-6968. International dialing instructions are available at www.teledyne.ethicspoint.com. Issues can also be reported via that website. The receipt of material concerns about our accounting, internal controls and auditing matters will be reported to the Audit Committee.

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	27

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Personnel and Compensation Committee. From time to time, our Board of Directors may establish other committees. Each of the Audit Committee, Nominating and Governance Committee and Personnel and Compensation Committee has a written charter that can be accessed on our website at www.teledyne.com under “Who We Are — Corporate Governance.”

Audit Committee

The members of the Audit Committee are:

      Simon M. Lorne, Chair

      Denise R. Cade

      Kenneth C. Dahlberg

      Michelle A. Kumbier

      Robert A. Malone

      Jane C. Sherburne

      Michael T. Smith

The Audit Committee held six meetings in 2020.

The primary purpose of the Audit Committee is to assist the Board’s oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and the independence of our independent auditor, and the performance of our internal audit function and independent auditor. As provided in its charter, the Audit Committee is directly responsible for the appointment, retention, compensation, oversight, evaluation and termination of our independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting). The Audit Committee has been designated as the “qualified legal compliance committee.” In carrying out its responsibilities, the Audit Committee undertakes to do many things, including:

•	Retain and approve the terms of the engagement and fees to be paid to the independent auditor.
•	Evaluate the performance of the independent auditor.
•	Receive written periodic reports from the independent auditor delineating all relationships between the independent auditor and us.
•

Review with the independent auditor any problems or difficulties the independent auditor may have encountered, and any management letter provided by the independent auditor and our response to that letter.

•	Review our annual audited financial statements and the report thereon and quarterly unaudited financial statements with the independent auditor and management prior to publication of such statements.
•	Discuss with management the earnings press releases (including the type of information and presentation of information).
•

Review, approve and discuss with management and the senior internal auditing executive the scope of the internal audit plan and any material changes thereto, and responsibilities, budget and staffing of the internal audit function.

•	Review major issues regarding accounting principles and financial statement presentations and judgments made in connection with the preparation of our financial statements.
•	Meet at least quarterly with the senior internal auditing executive to discuss internal audits and findings and management’s response.
•	Meet periodically with management to review our financial risk exposures and the steps management has taken to monitor and control such exposures.
•

Meet periodically or on an as need basis with management to review financings, stock repurchases, significant tax matters, investment strategies, hedging strategies and certain information technology-related matters.

28	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Committees of Our Board of Directors (continued)

•

Review legal matters that may have a material impact on the financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies with our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, including those matters related to compliance with environmental laws and the health and safety of employees.

The charter of the Audit Committee was last amended and restated on December 17, 2019. (The charter is available on the Corporate Governance Web Page:https://www.teledyne.com/who-we-are/corporate-governance). The Audit Committee charter provides that our senior internal auditing executive reports directly and separately to the Chair of the Audit Committee and the Executive Chairman. As required by the charter, our Audit Committee also has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters.

The Audit Committee meets the size, independence and financial sophistication and expertise requirements of the NYSE, including the enhanced independence requirements for Audit Committee members under Exchange Act Rule 10A- 3. The Board of Directors has determined that Simon M. Lorne is an “audit committee financial expert” within the meaning of the SEC regulations and all of the members are “independent” and “financially literate” under the NYSE listing standards. Our Corporate Governance Guidelines provide that no director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Any such determination must be disclosed in the annual Proxy Statement. None of our Audit Committee members serve on more than two other audit committees of public companies. Besides our Audit Committee, Mr. Smith simultaneously serves on the audit committee of two other public companies and Mr. Malone simultaneously serves on the audit committee of one other public company.

The report of the Audit Committee is included under “Item 2 on Proxy Card — Ratification of Appointment of Independent Registered Public Accounting Firm” at page 36.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are:

      Michael T. Smith, Chair

      Denise R. Cade

      Roxanne S. Austin

      Charles Crocker

      Simon M. Lorne

The Nominating and Governance Committee held four meetings in 2020.

The Nominating and Governance Committee undertakes to:

•

Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next Annual Meeting of stockholders or at such other times when candidates surface or are proposed and, in connection therewith, consider suggestions submitted by our stockholders.

•	Develop and recommend to the Board of Directors corporate governance guidelines.
•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors.
•	Oversee the annual process of evaluation of the performance of our Board of Directors and committees.
•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees.
•	Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees.

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	29

Committees of Our Board of Directors (continued)

•

Administer our formal compensation programs for directors, including the Administrative Rules of the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan Related to Non-Employee Director Restricted Stock Unit Awards and Fees.

•

Make recommendations to the Board of Directors concerning the composition, organization and operations of the Board of Directors and its committees, including the orientation of new members and the flow of information.

•	Evaluate Board and committee tenure policies, as well as policies covering the retirement or resignation of incumbent directors.
•

Review and evaluate our policies and practices and monitor our efforts in areas of legal and social responsibility, diversity and sustainability, and when appropriate report and make recommendations to the Board of Directors with respect to such policies and procedures and efforts.

•

Identify and report to the Board of Directors current and emerging trends with respect to political, social, diversity, sustainability, and public policy issues that may affect the business operations, performance or public image of the corporation.

•	Review with the Company’s General Counsel policies, notices, reports or inquires related to compliance with environmental laws, the health and safety of employees and climate change.
•	Evaluate proposals of stockholders intended to be presented at stockholder meetings.
•

Make recommendations to the Board of Directors as to whether to accept or reject a director resignation, or take other action, where a director fails to receive a majority vote as specified under our Amended and Restated Bylaws and Corporate Governance Guidelines.

The charter of the Nominating and Governance Committee was last amended and restated on December 18, 2019. The members of the Nominating and Governance Committee are “independent” under the NYSE listing standards. (The charter is available on the Corporate Governance Web Page: https://www.teledyne.com/who-we-are/corporate-governance).

The Nominating and Governance Committee will consider stockholder recommendations for nominees for director. Any stockholders interested in recommending a nominee should follow the procedures outlined in “Other Information — 2022 Annual Meeting and Stockholder Proposals” at page 89. Stockholder recommendations for nominees will be given the same consideration as nominees for director from other sources.

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating all nominees for directors. The Committee periodically assesses the appropriate size of the Board and whether vacancies on the Board are expected due to retirement, change in professional status or otherwise. Candidates may come to the attention of the Committee through current Board members, members of our management, stockholders and other persons. The Committee to date has not engaged a professional search firm. Candidates are evaluated at meetings of the Committee and may be considered at any point during the year.

As stated in the Corporate Governance Guidelines, nominees for director are to be selected based on, among other criteria, experience, knowledge, skills, expertise, integrity, diversity, ability to make analytical inquiries, understanding of or familiarity with our business, products or markets or similar business, products or markets, and willingness to devote adequate time and effort to Board responsibilities. The Committee may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members.

30	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Committees of Our Board of Directors (continued)

Personnel and Compensation Committee

The members of the Personnel and Compensation Committee are:

      Charles Crocker, Chair

      Roxanne S. Austin

      Kenneth C. Dahlberg

      Michelle A. Kumbier

      Robert A. Malone

      Jane C. Sherburne

      Wesley W. von Schack

The Personnel and Compensation Committee held five meetings in 2020.

The Personnel and Compensation Committee’s principal authority and responsibilities include:

•	Make recommendations to the Board of Directors concerning executive management organization matters generally.
•

In the area of compensation and benefits, make recommendations to the Board of Directors concerning employees who are also directors, review and approve the corporate goals and objectives relevant to the Executive Chairman and Chief Executive Officer and other executive officer compensation, evaluate Executive Chairman, Chief Executive Officer and other executive officer performance in light of those goals and objectives, and determine and approve all compensation of the Executive Chairman and Chief Executive Officer and other executive officers based on this evaluation.

•

Periodically, and when appropriate, review and approve the following as they affect the Executive Chairman, Chief Executive Officer and executive officers: (a) any employment agreements and severance arrangements; (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (c) any special or supplemental compensation and benefits for the Executive Chairman, the Chief Executive Officer and executive officers and individuals who formerly served as Chief Executive Officer and executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

•	Oversee the Company’s compliance with the requirement under the NYSE rules that, with limited exceptions, require stockholder approval for equity compensation plans.
•

Subject to such stockholder approval, or as otherwise required by applicable law, establish, amend and, where appropriate, terminate incentive compensation plans, equity-based plans, benefit plans, and other bonus arrangements for the Company; and pursuant to the terms of such plans, as may at the time be in effect, administer such plans and make appropriate interpretations and determinations and take such actions as shall be necessary or desirable thereunder, including approval of awards granted pursuant to such plans and repurchase of securities from terminated employees.

•

Make recommendations to the Board of Directors concerning policy and procedures relating to employee benefits and employee benefit plans, including incentive compensation plans and equity-based plans and applicable clawback provisions.

•	Oversee our formal incentive compensation programs, including equity-based plans.
•	Make recommendations to the Board of Directors concerning matters relating to stockholder votes on executive compensation and the frequency of those votes.

While reviewed annually, the charter of the Personnel and Compensation Committee was last amended and restated on December 18, 2018. (The charter is available on the Corporate Governance Web Page: https://www.teledyne.com/who-we-are/corporate-governance). The members of the Personnel and Compensation Committee are “independent” under the NYSE listing standards.

Our Executive Chairman and Chief Executive Officer work with the Personnel and Compensation Committee Chair, our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary and our Vice President of Human Resources in establishing the agenda for the Committee and together make compensation recommendations for the named executives (other than themselves). The Personnel and Compensation

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	31

Committees of Our Board of Directors (continued)

Committee’s Chair reports the committee’s recommendations on executive compensation to the Board. The Personnel and Compensation Committee has the authority, under its charter, to obtain advice and assistance from internal or external legal, accounting or other advisors. The Personnel and Compensation Committee has the sole authority and resources to retain and terminate any compensation consultant to be used to assist in the evaluation of the Executive Chairman’s, the Chief Executive Officer’s or other executive officers’ compensation and has sole authority to approve the consultant’s fees and other retention terms. As discussed below under “Compensation Discussion and Analysis,” the Committee retained Exequity LLP to assist the Committee in fulfilling its responsibilities in 2020. The Personnel and Compensation Committee may delegate its responsibility to control and manage the plan assets of our employee benefit plans. In addition, under the terms of our stock incentive plans, the Personnel and Compensation Committee may delegate certain powers and authority under the stock incentive plan as it deems appropriate to a subcommittee and/or designated officers and, as discussed below under “Compensation Discussion and Analysis,” the Personnel and Compensation Committee has made a limited delegation of authority to our Executive Chairman to grant stock options pursuant to this authority.

The report of the Personnel and Compensation Committee is included under “Executive and Director Compensation” at page 66.

32	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Item 2 on Proxy Card — Ratification of Appointment of

Deloitte & Touche LLP as the Company’s Independent

Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021. Deloitte & Touche LLP has served as our independent registered public accounting firm effective May 1, 2015. The Audit Committee believes that Deloitte & Touche LLP is knowledgeable about our operations and accounting practices and is well qualified to act in the capacity of independent registered public accounting firm. The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021 is subject to the continued approval of the Audit Committee.

Although the appointment of an independent registered public accounting firm is not required to be approved by the stockholders, the Audit Committee and the Board of Directors believe that stockholders should participate in such selection through ratification. The proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares cast on the proposal by holders present in person or represented by proxy at the meeting. Unless otherwise instructed, the individuals named as proxies in the proxy card will vote each proxy received by them in favor of ratifying the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021. If you specifically abstain from voting on the proposal, your shares will not affect the outcome of the vote. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment of Deloitte & Touche LLP as an independent registered public accounting firm. Notwithstanding the ratification of Deloitte & Touche LLP as our independent auditors, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of Teledyne and its stockholders. It is expected that representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board of Directors Recommends

a Vote FOR Ratification of the Appointment

of Deloitte & Touche LLP as the

Company’s Independent Registered Public Accounting Firm.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth fees billed by Deloitte & Touche LLP for professional services rendered for the 2020 fiscal year and for the 2019 fiscal year (in thousands).

	2020	2019

Total Audit Fees(1)	$4,346.6	$4,040.3

Total Audit-Related Fees(2)	14.0	24.2

Tax Fees(3)	1,325.7	1,445.2

All Other Fees	—	—

Total	$5,686.3	$5,509.7

(1)

Aggregate fees billed for professional services rendered for the audit of our annual financial statements and internal control pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, for statutory audits of certain subsidiaries, for the reviews of financial statements included in our quarterly reports on Form 10-Q and accounting consultations on matters reflected in the financial statements.
(2)	Fees primarily related to environmental financial assurances services.
(3)	Tax fees related to U.S. Federal and State tax compliance services and tax advisory services for our foreign subsidiaries.

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	33

Item 2 on Proxy Card — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (continued)

Guidelines Regarding External Auditing Firms

Our Audit Committee has adopted guidelines relating to the rendering of services by external auditors. The principal terms are as follows:

Pre-Approval of Audit Services.    The guidelines require the approval of the Audit Committee prior to retaining any firm to perform any Audit Services. “Audit Services” include the services necessary to audit our consolidated financial statements for a specified fiscal year and the following audit and audit-related services: (a) Statement on Auditing Standards No. 71 quarterly review services; (b) regulatory and employee benefit plan financial statement audits; and (c) compliance and statutory attestation services for our subsidiaries. Subject to limited exceptions, the policies further provide that the Audit Committee must pre-approve the engagement of our independent registered public accounting firm to provide any services other than Audit Services. The Chair of the Audit Committee may, however, pre-approve the engagement of our independent registered public accounting firm for such non-audit services to the extent the fee is reasonably expected to be less than $150,000. Pre-approval will not be required for de minimis services if (i) the costs of such services in the aggregate are less than $150,000 or 5% of the total fees of our independent registered public accounting firm, whichever is lesser during such fiscal year, (ii) such services were not recognized by us at the time of the engagement to be non-audit services; and (iii) such services are promptly and subsequently approved by the Audit Committee or the Chair of the Audit Committee (if reasonably expected to be less than $150,000 or 5% of the total fees of our independent registered public accounting firm, whichever is lesser) prior to completion of the audit.

Executive Relationship Limitation.    The guidelines provide that no firm shall perform for us any Audit Service if the Company’s Chief Executive Officer, Chief Financial Officer, Controller, or Chief Accounting Officer, or any person serving in an equivalent position for the Company, was employed by that firm and participated in any capacity in the Company’s audit during the one-year period preceding the date of the initiation of the audit.

Non-Audit Services Limitations.    If the fee for any non-audit services is reasonably expected to be $350,000 or more, we must seek at least one competing bid from another firm prior to engaging our independent registered public accounting firm, unless there are exceptional circumstances or if it relates to the public offering of our securities. Management will determine whether awarding the assignment to our independent registered public accounting firm would be advantageous to us because our independent registered public accounting firm could utilize its deeper knowledge of the Company to do a more efficient and effective job than another provider of services or could perform the services for a lower fee. While price will be a factor in evaluating competing proposals, professional competence, client service and experience in handling similar matters are also key factors. Prior to retaining our independent registered public accounting firm to perform services other than Audit Services, management will consider whether such retention could impair our independent registered public accounting firm’s independence.

The guidelines prohibit us from engaging our independent registered public accounting firm to perform any of the following non-audit services or other services that the Public Company Accounting Oversight Board determines by regulation to be prohibited: bookkeeping or other services related to accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services; internal auditing outsourcing services; management functions or human resources; broker or dealer, investment advisor, or investment banking services; individual tax services to executives; roles that involve financial reporting responsibility; or legal services and expert services unrelated to the audit.

Hiring Limitation.    To avoid appearances of conflicts of interest, we will not hire before a one-year cooling-off period into either a finance function or an audit function personnel of our independent registered public accounting firm who are at the level of partner, principal or manager if such person worked on the audit of our consolidated financial statements during the fiscal year just ended or if such person is working on the audit of our consolidated financial statements for the current fiscal year.

34	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Item 2 on Proxy Card — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm (continued)

Audit Partner Rotation.    The guidelines provide that neither the lead or coordinating partner of our independent registered public accounting firm having primary responsibility for our audit, nor the partner responsible for reviewing our audit, shall perform Audit Services for the Company for more than five consecutive fiscal years. An audit director can perform Audit Services for up to seven consecutive fiscal years.

On a quarterly basis in executive session, our independent registered public accounting firm reviews with the Audit Committee all audit, non-audit and tax services it provides to us. For 2020, all audit and non-audit services rendered by our independent registered public accounting firm were pre-approved in accordance with our policies.

In making its recommendation to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2020 fiscal year, the Audit Committee considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence.

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	35

Audit Committee Report

The following report of the Audit Committee is included in accordance with SEC rules and regulations. It does not constitute “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference into any of our filings under the Exchange Act.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended January 3, 2021 (the “Financial Statements”) of Teledyne Technologies Incorporated and its consolidated subsidiaries (the “Company”).

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, as amended and restated as of December 17, 2019, which has been adopted by the Board of Directors. The Audit Committee is comprised of seven directors. The Company’s Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the applicable rules of the New York Stock Exchange. The Board of Directors has also determined that at least one director has “financial management expertise” under New York Stock Exchange listing standards and that Simon M. Lorne is an “audit committee financial expert” within the meaning of the Securities and Exchange Commission regulations.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s Financial Statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee reviewed and discussed the Company’s Financial Statements with management and Deloitte & Touche and discussed with Deloitte & Touche the matters required to be discussed by the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has received written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communication with the Audit Committee concerning independence and has discussed with Deloitte & Touche its independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2021, for filing with the Securities and Exchange Commission.

36	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Audit Committee Report (continued)

Submitted by the Audit Committee of the Board of Directors:

      Simon M. Lorne, Chair

      Denise R. Cade

      Kenneth C. Dahlberg

      Michelle A. Kumbier

      Robert A. Malone

      Jane C. Sherburne

      Michael T. Smith

February 23, 2021

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	37

Item 3 on Proxy Card — Advisory Resolution on

Executive Compensation

In accordance with Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve on an advisory basis a resolution on the Company’s executive compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to attract and retain high quality executives and to align the interest of management with the interests of stockholders by rewarding both short- and long-term performance.

Our balanced portfolio of technologies and the operational improvement initiatives we first started in 2019 helped us successfully navigate a tumultuous 2020. Financial highlights included:

$3.09 billion In reported sales	2.4% decrease In reported sales compared with 2019
$10.62 GAAP diluted earnings per share	1.0% decrease In GAAP diluted earnings per share compared with 2019
15.6% GAAP operating margin, flat compared with 2019	$618.9 million Cash provided by operating activities

We urge stockholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narratives which provide detailed information on the compensation of our named executives. The Personnel and Compensation Committee believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executives reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following advisory resolution at the 2021 Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executives during 2020, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders, is hereby APPROVED, on an advisory basis.

This advisory resolution, commonly referred to as a “say on pay” resolution, is not binding on the Board of Directors or the Company. Although non-binding, the Board and the Personnel and Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The proposal to adopt the advisory resolution set forth above will be approved by the stockholders if it receives the affirmative vote of a majority of the shares cast by those holders present in person or represented by proxy at the meeting. If you sign and return your proxy card, your shares will be voted (unless you indicate to the contrary) to approve the advisory resolution. If you specifically abstain from voting on the proposal, your shares will not affect the outcome of the vote.

38	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Item 3 on Proxy Card — Advisory Resolution on Executive Compensation (continued)

Following the 2017 Annual Meeting of Stockholders, our Board of Directors voted to hold a vote on this advisory “say on pay” resolution on an annual basis. Therefore, we currently expect our next say on pay proposal (after the vote on this Item 3) will be held at our next annual meeting in 2022, although the Board of Directors may decide to modify this practice.

The Board of Directors Recommends

a Vote FOR Approval of the Advisory Resolution

on Executive Compensation.

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	39

Other Business

We know of no business that may be presented for consideration at the meeting other than the three action items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, including a proposal to adjourn or postpone the meeting, the persons designated as proxies in your proxy card may vote at their discretion.

Following adjournment of the formal business meeting, stockholders will have an opportunity to submit questions about our Company and businesses. Questions will be answered after the meeting by following up directly with the stockholder of record or the registered beneficial owner.

Stock Ownership Information

Five Percent Owners of Common Stock

The following table sets forth the number of shares of our common stock owned beneficially by each person or entity known to us to own beneficially more than five percent of our outstanding common stock. As of February 15, 2021, we had received notice that the individuals and entities listed in the following table are beneficial owners of five percent or more of our common stock. In general, “beneficial ownership” includes those shares that a person or entity has the power to vote or transfer, and options to acquire common stock that are exercisable currently or within 60 days. As of February 15, 2021, we had 37,000,446 shares outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

T. Rowe Price Associates, Inc.

100 E. Pratt Street Baltimore, MD 21202	5,197,466	(1)	14.0%

The Vanguard Group, Inc.

100 Vanguard Blvd Malvern, PA 19355	3,856,191	(2)	10.4%

BlackRock, Inc.

55 East 52nd Street, New York, NY 10022	3,356,246	(3)	9.07%

1.

Based on an amendment to Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. on February 16, 2021, reporting that it has sole voting power with respect to 1,833,669 shares, and sole dispositive power with respect to 5,197,466 shares.

2.	Based on an amendment to Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 10, 2021, reporting shared voting power with respect to 58,383 shares, shared dispositive power with respect to 161,011 shares and sole dispositive power with respect to 3,695,180 shares.

3.

Based on an amendment to Schedule 13G filed with the SEC by BlackRock, Inc. on February 1, 2021, reporting that it has sole voting power with respect to 2,932,727 shares, and sole dispositive power with respect to 3,356,246 shares.

40    TELEDYNE TECHNOLOGIES INCORPORATED  |  2021 Proxy Statement

Stock Ownership Information (continued)

Stock Ownership of Management

The following table shows, as of February 15, 2021, the number of shares of common stock beneficially owned by (i) our directors and executive officers named in the executive compensation tables, and (ii) our directors and Section 16 statutory officers as a group, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act. Certain shares beneficially owned by our officers and directors may be held in accounts with third party brokerage firms.

Beneficial Owner	Number of Shares		Percent of Class

Aldo Pichelli	208,766	(1)	*

Robert Mehrabian	375,823	(2)	1.01%

Susan L. Main	75,515	(3)	*

Jason VanWees	80,203	(4)	*

Melanie S. Cibik	61,369	(5)	*

Roxanne S. Austin	14,952	(6)	*

Denise R. Cade	195	(7)	*

Charles Crocker	56,496	(8)	*

Kenneth C. Dahlberg	30,234	(9)	*

Michelle A. Kumbier	—	(10)	*

Simon M. Lorne	73,502	(11)	*

Robert A. Malone	3,488	(12)	*

Jane C. Sherburne	6,065	(13)	*

Michael T. Smith	54,911	(14)	*

Wesley W. von Schack	12,366	(15)	*

All directors and executives as a group (19 persons)	1,166,272	(16)	3.1%

*	Less than one percent.

1.

The amount includes 83,938 shares held by the Pichelli Living Trust, of which Mr. Pichelli and his wife are trustees. The amount also includes 8,195 shares of unvested restricted stock subject to forfeiture and 115,663 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2021. Also includes 970 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 22, 2021.

2.

The amount includes 159,374 shares held by The Mehrabian Living Trust, of which Dr. Mehrabian and his wife are trustees. The amount also includes 9,676 shares of unvested restricted stock subject to forfeiture and 206,773 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2021.

3.

The amount also includes 2,187 shares of unvested restricted stock subject to forfeiture, and 37,448 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2021. Includes 1,317 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 22, 2021. Also includes 1,000 shares held jointly by Ms. Main’s spouse.

4.

The amount includes 2,050 shares of unvested restricted stock subject to forfeiture and 43,648 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2021. Also includes 480 shares acquired under Teledyne’s Employee Stock Purchase Plan and 2,839 shares held in Teledyne’s 401(k) plan based on information received as of January 22, 2021.

TELEDYNE TECHNOLOGIES INCORPORATED  |  2021 Proxy Statement    41

Stock Ownership Information (continued)

5.

The amount includes 1,997 shares of unvested restricted stock subject to forfeiture and 35,448 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2021. Also includes 443 shares acquired under Teledyne’s Employee Stock Purchase Plan based on information received as of January 22, 2021.

6.

The amount includes 4,000 shares held by the Thomas and Roxanne Austin Trust, 8,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2021 and 2,829 vested Restricted Stock Units. Does not include 353 unvested Restricted Stock Units.

7.	The amount does not include 353 unvested Restricted Stock Units.

8.

The amount includes 13,513 shares held by The Crocker Revocable Trust, Charles Crocker, Trustee, 12,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2021 and 568 vested Restricted Stock Units. Does not include 353 unvested Restricted Stock Units.

9.

The amount includes 17,299 shares held by the Dahlberg Family Trust, 12,935 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2021. Does not include 353 unvested Restricted Stock Units.

10.	Ms. Kumbier holds 162 unvested Restricted Stock Units.

11.

The amount includes 32,477 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2021 and 1,008 Restricted Stock Units. Does not include 353 unvested Restricted Stock Units.

12.	Does not include 353 unvested Restricted Stock Units.

13.	The amount includes 2,000 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2021. Does not include 353 unvested Restricted Stock Units.

14.

The amount includes 14,247 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2021. The amount also includes 200 shares owned by Mr. Smith’s wife, beneficial ownership of which is disclaimed. Does not include 353 unvested Restricted Stock Units.

15.

The amount includes an aggregate of 9,394 shares held by The von Schack revocable Trust and The Wesley von Schack Revocable Trust and 1,827 vested Restricted Stock Units. Does not include 353 unvested Restricted Stock Units.

16.

This amount includes an aggregate of 603,582 shares of our common stock underlying stock options exercisable within 60 days of February 15, 2021, 27,580 shares of restricted stock and 6,427 vested Restricted Stock Units. Does not include 4,737 unvested Restricted Stock Units. This amount also includes 200 shares owned by Mr. Smith’s wife of which beneficial ownership is disclaimed. Includes 290,398 shares held jointly and in trusts. This amount includes shares beneficially held by four Section 16 executive officers not listed on the table since they are not named executives.

Phantom Shares.    Prior to January 1, 2015, non-employee directors could elect to defer payment of up to 75% of their annual retainer fees and committee chair fees and 100% of their meeting fees under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan (Deferred Compensation Plan). Non-employee directors could elect to have their deferred monies treated as though they are invested in our common stock (Teledyne Common Stock Phantom Fund). Deferrals to the Teledyne Common Stock Phantom Fund mirrored actual purchases of stock, but no actual stock is issued, and the award is settled in cash. There are no voting or other stockholder rights associated with the Teledyne Common Stock Phantom Fund. As of February 15, 2021, the following directors had the following number of phantom shares of common stock under the Deferred Compensation Plan: Charles Crocker — 451 phantom shares; Simon M. Lorne — 1,049 phantom shares; and Michael T. Smith — 1,245 phantom shares.

42	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Stock Ownership Information (continued)

Securities Authorized for Issuance under Equity Compensation Plans as of January 3, 2021

The following table summarizes information about our common stock that may be issued upon the exercise of options, warrant and rights under all of our equity compensation plans, as of January 3, 2021:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)		Weighted-Average Exercise Price of Outstanding Options, Warrants or Rights(b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans [excluding securities reflected in column(a)]

Equity compensation plans approved by security holders:

Amended and Restated 2008 Incentive Award Plan(1)	226,445		$67.31		—

Amended and Restated 2014 Incentive Award Plan(2)	1,592,702	(3)	$184.75	(4)	2,632,634	(5)

Equity compensation plans not approved by security holders:

Employee Stock Purchase Plan(6)	—		—		1,000,000

Total	1,819,147		$170.10		3,632,634

(1)

No additional awards may be granted under the Amended and Restated 2008 Incentive Award Plan (2008 Plan). Any shares available under the 2008 Plan on the effective date of the 2014 Plan or that were subject to awards under the 2008 Plan that were forfeited or lapsed following the effective date of the 2014 Plan are automatically transferred to the Amended and Restated 2014 Plan.

(2)	On April 26, 2017, the stockholders of Teledyne approved the amendment and restatement of the 2014 Incentive Award Plan, which increased the shares available by 2,500,000.

(3)

Does not include (i) 51,123 shares of stock reserved for issuance under the 2018-2020 cycle of our PSP, of which 9,588 shares were issued as part of the first installment payment in February 2021; and (ii) 13,991 shares subject to restricted stock unit awards issued to employees and directors.

(4)	Does not include the securities described in footnote (3) above, which do not have an exercise price.
(5)

The number of shares available for future issuance (i) includes shares transferred from the 2008 Plan (see footnote (1) above); and (ii) assumes the issuance of (a) 51,123 shares of stock reserved for issuance under the 2018-2020 cycle of our PSP, of which 9,588 shares were issued as part of the first installment payment in February 2021; and (b) 13,991 shares subject to restricted stock unit awards issued to employees and directors.

(6)

We maintain an Employee Stock Purchase Plan (commonly known as The Stock Advantage Plan) for eligible employees. It enables employees to invest in our common stock through automatic, after-tax payroll deductions, within specified limits. We add a 25% matching Company contribution up to $1,196 annually. Our contribution is currently paid in cash and the plan administrator purchases shares of our common stock in the open market. Historically, all shares used to fund the Employee Stock Purchase Plan have been purchased on the open market and no new shares have been issued.

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	43

Executive and Director Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Personnel and Compensation Committee (referred to as the “Committee” in this CD&A) has made under those programs, and the factors considered in making those decisions. This CD&A focuses on the compensation of our Named Executive Officers for 2020, who are listed below and appear in the Compensation Tables beginning on page 67.

The following individuals represented our named executive officers (NEOs) for 2020:

Name	Principal Position

Aldo Pichelli	President and Chief Executive Officer

Robert Mehrabian	Executive Chairman

Susan L. Main	Senior Vice President and Chief Financial Officer

Jason VanWees	Executive Vice President

Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Our Compensation Objectives and Core Principles

Our objective with respect to executive compensation is to attract and retain executives of the highest quality and to align the interests of management with the interests of stockholders by rewarding both short- and long-term performance. To this end, we are guided by the following principles:

Pay for Performance

The majority of NEO pay is at-risk and performance-based:

•  Over 80% of our CEO’s 2020 pay was at-risk and/or tied to stock price

•   NEO pay is tied to metrics based upon return to stockholders over time and the Company’s operating performance, including results against long-term growth targets

Alignment with Stockholders	Our compensation programs align NEOs’ interests with those of our stockholders. A majority of pay for our NEOs is tied to Company performance, and we maintain stock ownership guidelines for all NEOs

Programs Drive Long-Term Growth	We invest in and reward talent with the greatest potential to drive the long-term growth of our Company, while holding NEOs accountable to the Company’s strategy and values

44	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Compensation Discussion and Analysis (continued)

Checklist of Compensation Practices

What We Do	What We Don’t Do

✓ Base salaries and other components of NEO compensation are informed by external market conditions, including peer group data provided by independent compensation consultants, and are approved by the Committee, which consists entirely of independent directors

✓ We align pay and performance, with the majority of NEO pay “at-risk”

✓ Performance incentive awards are capped and there will be no payout if minimum performance goals are not achieved

✓ Perquisites are minimal, and in the case of Mr. Pichelli is limited to a car allowance

✓ Include “double-trigger” change in control provisions in our NEOs’ severance agreements

✓ We have stock ownership guidelines for key executive officers and directors

✓ We have a formal policy related to the “clawback” of incentive compensation in the event of a material financial misstatement or in the event of fraud or criminal misconduct

  We do not guarantee bonuses, or equity awards, outside of certain negotiated, one-time new hire situations (no such situations existed for NEOs in 2020)

  We have not exercised discretionary upward adjustment to incentive awards for individuals who were named executives as of the grant date of such award

  We have never re-priced stock options

  Our insider trading policy prohibits the pledging or hedging of company stock by directors and executive officers

  We do not provide tax gross-ups related to change in control

Highlights of 2020 Performance and Stockholder Return

Our balanced portfolio of technologies and the operational improvement initiatives we first started in 2019 helped us successfully navigate a tumultuous 2020. Financial highlights included:

$3.09 billion In reported sales	2.4% decrease In reported sales compared with 2019

$10.62 GAAP diluted earnings per share	1.0% decrease In GAAP diluted earnings per share compared with 2019

15.6% GAAP operating margin, flat compared with 2019	$618.9 million Cash provided by operating activities

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	45

Compensation Discussion and Analysis (continued)

The graph below shows Teledyne’s cumulative total stockholder return (i.e. price change plus reinvestment of dividends) on our common stock for the five fiscal years ending January 3, 2021, as compared to the Standard & Poor’s 500 Composite Index, the Standard & Poor’s 1500 Industrials and the Russell 1000 Index. We have included the S&P 500 Index which will eventually replace the Russell 1000 Index in our stock price performance graph because in June 2020 Teledyne graduated from the Russell 1000 Index to the S&P 500 Index. For this reason, for awards granted after January 1, 2021, the S&P 500 Index has been selected to replace the Russell 1000 Index as a performance measure in our long-term compensation programs. The graph assumes $100 was invested on December 31, 2015. In accordance with the rules of the SEC, this presentation is not incorporated by reference into any of our registration statements under the Securities Act.

Role of the Committee, Management, and Independent Compensation Consultant

The Committee reviews and administers the compensation for Dr. Mehrabian and Mr. Pichelli and other members of senior management, including the NEOs. In the case of Dr. Mehrabian and Mr. Pichelli, the compensation determinations made by the Committee are reviewed by the entire Board. The Committee is composed exclusively of independent directors that are deemed “outside directors” under 162(m) of the Internal Revenue Code and “non-employee directors” under Section 16 of the Exchange Act.

In 2020, the Committee retained Exequity LLP (“Exequity”), an independent compensation consultant, to assist the Committee in fulfilling its responsibilities. The services that Exequity performed for Teledyne were related to executive and director compensation and were primarily in support of decision-making by the Committee and, in the case of director compensation, the Nominating and Governance Committee. No other services were provided by Exequity for the Company during 2020. In January 2020, the Committee conducted a conflict of interest assessment of its retention of Exequity, and no conflicts of interest were identified. In reaching these conclusions, the Committee considered factors set forth in applicable rules promulgated by the SEC.

The Committee is charged with the review and approval of the corporate goals and objectives relevant to NEO compensation, evaluate the NEOs’ performance in light of those goals and objectives, and determine and

46	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Compensation Discussion and Analysis (continued)

approve all NEO compensation based on this evaluation. Dr. Mehrabian and Mr. Pichelli work with the Committee Chair, our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary and the Vice President of Human Resources in establishing the agenda for the Committee and make compensation recommendations for the other NEOs (other than themselves).

2020 Say-on-Pay Vote

At the Company’s 2020 Annual Meeting of Stockholders held on April 22, 2020, the non-binding advisory vote on executive compensation passed with an approval rate of over 98% of the votes cast. The Committee believes this level of stockholder support reflects a strong endorsement of our executive compensation policies and philosophy and, as a result, did not change its approach to executive compensation in 2020. The Committee will continue to consider the outcome of the Company’s “say on pay” votes when making future compensation decisions for the named executives.

Components of 2020 Executive Compensation Program

The Committee determines compensation for our senior executives, including our NEOs. The Committee sets target amounts for overall compensation and specific compensation components and determines the mix of short- and long-term compensation in part by benchmarking Teledyne’s pay against compensation at peer group companies. The Committee also receives advice and assistance in setting compensation from Exequity. The below table shows the compensation components applicable to 2020 executive compensation.

Component	Purpose	Design

Base salary (cash)	Reflects the experience of the NEO and expected day-to-day contributions; amounts are supported by competitive market data	Reviewed at least annually to consider changes in responsibility, experience, and market competitiveness

Annual Incentive Plan (short-term cash opportunities)	Short-term, at-risk pay designed to motivate achievement of annual performance goals in support of our strategic priorities and annual business plan	Designed principally to reward year-over-year growth and other operational objectives, with market-based targets set for NEOs

Long-term equity compensation

Long-term, at-risk pay designed to balance short-term at-risk pay, align the interests of executives with stockholders, support our strategic priorities and three-year strategic plan, encourage executive retention, and align our programs with market practices

Our NEOs receive long-term compensation opportunities in three parts:

•   Stock options, to reward solid business decisions that increase the stock price in alignment with the benefit realized by stockholders;

•   Performance-based restricted stock awards, which are intended to align NEO compensation with TSR relative to the Russell 1000 over a three-year performance period; and

•   A performance share program (“PSP”), to reward performance for achieving long-term growth targets set forth in our strategic plan and increases in TSR

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	47

Compensation Discussion and Analysis (continued)

Base Salaries

Base salary is fixed cash compensation delivered in return for day-to-day job responsibilities, leadership skills and experience. The Committee annually reviews base salary for our NEOs in October of each year and makes adjustments when appropriate based on market competitiveness. The Committee may also make periodic adjustments in connection with promotions or changes in responsibility.

Base salary for all NEOs generally will be targeted at the industry/market median for comparable positions unless there are sound reasons, such as competitive factors for a particular executive’s skill set, for varying significantly from industry medians. The Committee’s judgment will always be the guiding factor in base salary determinations, as well as any other compensation issue. The principal factors considered in decisions to adjust base salary are changes in compensation in our general industry and at our peer companies, our recent and projected financial performance, individual performance measured against pre-established goals and objectives, criticality of the executive’s role, level of experience and market demand.

Please see 2020 Compensation Decisions for Named Executive Officers beginning on page 50 for 2020 base salary determinations for all of our NEOs.

Annual Incentives

Annual Incentive Plan (“AIP”) cash bonus awards are determined under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “Plan”). AIP award opportunities are expressed as a percentage of a participant’s base salary and are based on the achievement of pre-defined performance measures, with up to 200% of the target award eligible to be paid in the case of significant over-achievement. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit is at least 75% of the operating plan, subject in each case to modification by the Committee. The majority of the award is based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals.

For 2020, 40% of the awards were tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of managed working capital as a percentage of revenue and 20% to the achievement of specified individual performance objectives. These predetermined levels may vary by business unit. In addition, per the Committee’s policy, downward (but not upward) discretionary adjustments are allowed with respect to awards to NEOs. AIP awards are generally paid from a pool not to exceed 11% of operating profit, subject to modification by the Committee.

See 2020 Compensation Decisions for Named Executive Officers beginning on page 50 for details of the 2020 AIP awards paid to each of our NEOs.

Long-Term Incentive Compensation

The Company grants long-term incentive compensation to reward performance over the longer term and align the interests of employees with stockholders. The majority of these awards are performance-based.

Long-term incentives consist of three components: stock options, a three-year PSP and a performance-based restricted stock award program. We believe that the incentives provided by our stock options, PSP award and performance-based restricted stock award programs are consistent with our compensation goals of employee retention, rewarding executives for long-term performance and rewarding executives for long-term increases in our stock price, both in absolute terms and as compared to the broader market. We believe the three-year vesting or performance period of our long-term incentives is consistent with market practice and our overall compensation objectives.

48	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Compensation Discussion and Analysis (continued)

Stock Options.    Stock options provide our employees, including NEOs, with the opportunity to participate in stockholder value created as a result of stock price appreciation, which furthers our objective of aligning the interests of management with the interests of our stockholders.

All stock options granted are non-qualified stock options, vest at a rate of one-third per year, with full vesting at the end of three years and have a term of ten years. A description of the terms under our incentive plans related to the treatment of stock options upon termination of employment can be found under the heading “Potential Payments Upon Termination or a Change in Control” on page 78 of this Proxy Statement.

Performance Share Program.    PSP awards are intended to reward NEOs to the extent we achieve specific pre-established financial performance goals and provide a greater long-term return to stockholders relative to a broader market index. The PSP provides grants of performance share units, which key officers and executives may earn if we meet specified performance objectives over a three-year period. PSP awards are paid out in stock and cash in three annual installments following the end of a three-year performance period. Forty percent of the award is based on the achievement of specified levels of income before taxes, 30% on the achievement of specified levels of revenue, and 30% on the achievement of specified levels of return to stockholders relative to an index. The PSP award is expressed as a percentage of the participant’s base salary as of the date that the award is granted. The percentage may be increased on a prorated basis during the award cycle in the case of promotions. In addition, changes to base salaries during the term of the award are not factored into the calculation except in the case of promotion.

Beginning with the 2021-2023 performance cycle, the Company discontinued the PSP, which provided for awards made every three years, and transitioned to a Performance Plan, which will provide for overlapping three-year performance periods, with cash payouts, if any, following the end of each three-year performance period.

Performance-Based Restricted Stock Award Program.    The performance-based restricted stock award program provides for awards of performance-based restricted stock, generally each calendar year, to NEOs at an aggregate fair market value equal to a percentage of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Committee. The shares of restricted stock are subject to both time-based and performance-based restrictions. In general, the restricted period for each award of performance-based restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing in full on the third anniversary. However, unless the Committee determines otherwise, if we fail to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Committee, then all of the restricted stock would be forfeited. If we achieve the minimum performance goals but fail to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited.

See 2020 Compensation Decisions for Named Executive Officers beginning on page 50 for details of the 2020 long-term incentive awards granted to each of our NEOs.

Peer Group Comparisons

Our peer group that we use for comparative purposes is intended to be representative of companies of similar size to us in the industries in which we compete, specifically instrumentation, digital imaging, aerospace and defense electronics and systems engineering. Such peer group is not used for the purposes of the performance graph included in the “Executive Summary and 2020 Overview” section above and in our Annual Report. To provide benchmark data for those jobs not matched to positions in the peer group, data from other published survey sources was used as additional reference, including the Aon Hewitt Total Compensation Survey.

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	49

Compensation Discussion and Analysis (continued)

The peer group used to provide benchmark information for 2020 pay decisions was comprised of the following companies:

Ametek Inc. Bruker Corporation CACI International, Inc. Crane Co. Curtiss-Wright Corporation FLIR Systems, Inc. IDEX Corporation ITT Corporation	MOOG, Inc. National Instruments Corporation PerkinElmer, Inc. Teradyne Inc. Trimble, Inc. Woodward, Inc. Xylem, Inc.

The Committee reviews the peer group on an annual basis, with assistance from Exequity. In 2020 we removed Crane Co., which had become an outlier in terms of size, and Moog, Inc., which was an outlier in terms of size and also had a dual class structure with significant employee plan ownership, and added Mettler-Toledo International and Fortive Corporation. The peer group as modified by the changes made in 2020 was referenced in determining 2021 executive compensation.

At the time our peer group was reviewed by the Committee in 2020, our peer group contained companies having median annual revenues and market capitalizations of $2.8 billion and $13.4 billion, respectively. In 2020, Teledyne’s annual revenues were approximately $3.1 billion with a market capitalization that was approximately $14.5 billion at the end of fiscal 2020. In assessing executive compensation, the Committee also reviews data collected from a broader industry group consisting of 104 companies to understand what an executive with comparable responsibility to a Teledyne executive would earn in the broader industry. The companies in the general industry group have annual revenues of between $1.5 billion and $7 billion and the general industry group excludes financial organizations.

2020 Compensation Decisions for Named Executive Officers

Our compensation program is designed to provide competitive levels of pay opportunity and to align programs with internal performance objectives and shareholder value creation, while motivating and retaining talent. In October of each year the Committee, with assistance from Exequity, reviews and compares each named executive’s pay to various market data points for that named executive’s position. The Committee is guided by market benchmark information in setting compensation levels and determining the mix of cash and non-cash compensation. It typically aims to set pay at the 50th percentile, but this positioning may vary when appropriate based on an executive’s experience, tenure, criticality of role, and variance in pay from standard benchmarks. The Committee will consider the amount of prior salary increases, AIP awards, and long-term equity grants as factors in determining compensation for the current period.

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Compensation Discussion and Analysis (continued)

The table below shows the competitive position of compensation in 2020 for each of our NEOs. It reflects targeted total compensation in terms of percentage deviation from the peer group and general industry median for each of our NEOs as presented to the Committee in October 2020. For purposes of this review, the Committee considers an executive’s total targeted annual compensation to be the sum of current year base salary, target bonus levels, the aggregate fair value of stock options granted during the fiscal year, the grant date fair value of performance-based restricted stock granted during the fiscal year and the target value of triennial PSP awards, annualized over three years. The analysis seeks to identify market levels of typical annual pay opportunity associated with normal pay programs. A consistent approach to quantifying pay opportunity is applied to peer companies and Teledyne to ensure accurate and meaningful comparisons. For purposes of this review, Dr. Mehrabian, as Executive Chairman, was benchmarked against chief executive officer positions.

	Peer Group Median	General Industry Median

Aldo Pichelli	-39%	-46%

Robert Mehrabian	-30%	-38%

Susan L. Main	-5%	-14%

Jason VanWees	-6%	-13%

Melanie S. Cibik	+10%	+16%

The following table shows the allocation of 2020 compensation among base salary, target AIP awards, and target long-term equity grants for Dr. Mehrabian, our Executive Chairman and Mr. Pichelli, our President and Chief Executive Officer, in 2020, and all other named executives as a group. We believe this allocation emphasizes our focus on variable, rather than fixed, pay.

	Robert Mehrabian	Aldo Pichelli	Other Named Executives

Base salary	19%	19%	24%

2020 AIP bonus (at target)	23%	21%	17%

2020 long-term compensation (at target)	58%	60%	59%

2020 Base Salary

The base salaries for our NEOs were reviewed by the Committee in October 2019, with general merit and market-based increases effective in the first pay cycle of the following year. Base salaries are also reviewed at the time of a promotion or other changes in responsibilities. Base salaries are generally reviewed and set by the Committee in October of each year. The following table shows changes to NEO base salary effective for 2020:

Name	2019 Base Salary	2020 Base Salary	% Change
Aldo Pichelli	$800,000	$800,000	—
Robert Mehrabian	$995,000	$900,000	(9.5%)
Susan L. Main	$469,600	$479,000	2%
Jason VanWees	$440,000	$448,800	2%

Melanie S. Cibik	$428,700	$437,300	2%

Pursuant to his employment agreement, Dr. Mehrabian’s base salary was adjusted to $900,000 for 2020. Pursuant to his employment agreement, Mr. Pichelli’s remained unchanged.

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	51

Compensation Discussion and Analysis (continued)

Short-Term Incentives

In January 2020, the Committee set AIP award opportunities based on the following parameters:

Award Component	Weighting

Adjusted income before taxes*	40%

Revenue	25%

Managed working capital as a percentage of sales (MWC)	15%

Individual Performance Objectives	20%

Total	100%

*

If adjusted income before taxes is below 75% of target, no AIP award will be earned. For purposes of determining actual income before taxes and revenue for the AIP, we adjust the amounts for intercompany sales and certain one-time events and tax items.

Target amounts are derived from our business plan, which is presented to and approved by our Board in January of each year. We chose income before taxes, revenue and MWC as the corporate performance components of the 2020 AIP award because we believe these measures are key objective indicators of our year-over-year financial performance. The use of revenue and income before taxes is designed to encourage profitable growth, while the use of MWC is designed to promote operational efficiency. (A lower MWC percentage represents greater operational efficiency than a higher one.) For segment executives, earnings before interest and taxes is used in place of income before taxes. All of our NEOs for 2020 are corporate executives.

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Compensation Discussion and Analysis (continued)

Generally, AIP awards for NEOs are based on overall corporate results. For segment executives, the award is based on a combination of corporate and segment results. Each of the performance measures allows for participants to earn between zero and 200% of the target at threshold and maximum performance levels, with the overall weighting emphasizing profitable growth that exceeds our business plan. Income before taxes serves as an absolute threshold for the entire AIP: if adjusted income before taxes is below 75% of target, no AIP award will be earned. Both the income before taxes and revenue components are further weighted so that performance above the target is rewarded proportionally better than performance below the target, as more fully described below:

Adjusted income before taxes

•   If actual performance equals or exceeds 120% of target, the component is weighted by multiplying the percentage by two (200%).

•   If actual performance is less than 75% of target, the component is given a weighting of 0% and no AIP awards are payable.

•   To the extent actual performance falls between 75% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of 3% for each percentage point that actual performance falls below 100% and an increase of 5% for each percentage point that actual performance is above 100%).

Revenue

•   If actual performance equals or exceeds 120% of target, the component is weighted by multiplying the percentage by two (200%).

•   If actual performance is less than 67% of target, the component is given a weighting of 0%.

•   To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of 3% for each percentage point that actual performance falls below 100% and an increase of 5% for each percentage point that actual performance is above 100%).

MWC

•   If actual performance is equal to or greater than 105% of target the component is weighted by multiplying the percentage by two (200%).

•   If actual performance is equal to or less than 95% of target, the component is given a weighting of 0%.

•   To the extent actual performance falls between 95% and 105% of target, the multiplying factor is adjusted proportionally (a reduction of 20% for each percentage point that actual performance falls below 100% and an increase of 20% for each percentage point that actual performance is above 100%).

Individual Performance Objectives	Weighted proportionally on a scale of 0% to 200%.

In January 2020, the following target AIP award opportunities were set and approved by the Committee for each NEO:

	AIP Award as a Percent of Salary
Participants	Target	Maximum	Actual
Aldo Pichelli	110%	220%	75%
Robert Mehrabian	120%	240%	82%
Susan L. Main	75%	150%	51%
Jason VanWees	75%	150%	66%
Melanie S. Cibik	60%	120%	41%

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Compensation Discussion and Analysis (continued)

The target and maximum percentages were the same as in 2019.

The sum of the components, after being weighted for performance, is then multiplied by the executive’s target AIP award as a percent of base annual salary to arrive at the executive’s performance adjusted AIP percentage. The Committee may make downward (but not upward) discretionary adjustments to this amount for awards granted to individuals who were NEOs as of the grant date of such award.

2020 AIP Corporate Performance Results

The tables below show income before taxes, revenue and MWC for 2020 as compared to target amounts.

Income before taxes (in millions):

	Target	Actual 2020 Results	2020 Results (% of Target)

Teledyne (corporate)	$540.2	$490.5	90.8%

Revenue (in millions):

	Target	Actual 2020 Results	2020 Results (% of Target)

Teledyne (corporate)	$3,382.0	$3,120.8	92.3%

MWC

	Target	Actual 2020 Results	2020 Results (% of Target)

Teledyne (corporate)	22.5%	24.7%	90.0%

2020 AIP Individual Objectives

For 2020, aggregate individual performance objectives consisted of between seven to eight goals for each NEO, weighted in terms of importance. Some of the goals are corporate-level goals shared by all NEOs and some goals are specific to individual executives. The goals are qualitative and quantitative in nature. Corporate-level goals included continued implementation of our three-year strategic plan and the achievement of specific revenue, earnings per share targets and managed working capital targets set forth in our business plan. Individual-specific goals for 2020 included continuing the implementation of an enterprise-wide operational effectiveness program to improve operating margins, achieving specified targets for cost reductions, warranty and rework costs and working capital, investor outreach, safety-related initiatives, strategic sourcing initiatives, continued debt reduction, reduction in administrative and structural complexity, reviewing compliance functions to ensure adequate staffing, training, policies and processes are in place to comply with laws, implementation of our acquisition strategy, ensuring effective internal control procedures, managing outside legal expenses, improving data security, successfully implementing and consolidating financial planning systems and succession planning. In 2020, achievement of no specific individual performance goal for NEOs accounted for more than 10% of a named executive’s actual bonus. The Committee evaluates the achievement of these individual performance goals holistically.

•

The Committee determined that Mr. Pichelli achieved 100% of his individual performance objectives, based on his leadership as President and Chief Executive Officer in driving operational improvement across all our businesses, and achieving cost reductions and procurement savings, among other factors.

•

The Committee determined that Dr. Mehrabian achieved 100% of his individual performance objectives, based on his leadership of Teledyne’s margin enhancement and strategic sourcing initiatives, improving the effectiveness of research and development investments, succession planning and implementing compliance improvements, among other factors.

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Compensation Discussion and Analysis (continued)

Based on recommendations by Dr. Mehrabian and Mr. Pichelli, the Committee determined that:

•

Ms. Main achieved 100% of her individual performance objectives, based on reducing complexity and operating costs, improving business processes, and her management of effective internal financial controls, including continued reduction in identified deficiencies, among other factors;

•

Mr. VanWees achieved 200% of his individual performance objectives, based on his leadership efforts in our margin expansion initiative, among other factors and his efforts on the pending acquisition of FLIR Systems, Inc., which was announced on January 4, 2021; and

•

Miss Cibik achieved 100% of her individual performance objectives, based on support of COVID-19 response plans, cost reduction efforts, streamlining Teledyne’s intellectual property portfolio and IP-related cost reductions, and implementing compliance improvements and overseeing legal work, among other factors.

2020 AIP Payouts

The following is an illustration of the AIP award calculation, using actual corporate performance results for 2020:

Performance Goal	Performance Goal (%) of AIP Award	Performance Results (multiplier)	Adjusted Performance

Adjusted income before taxes	40%	72.4%	29.0% (40% x 0.724)

Revenue	25%	76.8%	19.2% (25% 0.768)

MWC	15%	0.0%	0.0% (15% x 0.0)

Individual objectives	20%	100%	20.0% (20% x 1.0%)

Performance Weighting			68.2%

The resulting AIP payout is based on the following formula:

2020 AIP Payout
Base Salary ($)	x	Performance Weighting	=	AIP Payout

Based on the above results and formula, the NEOs earned the following AIP payments for 2020 performance:

Name	AIP Target ($)	Performance Weighting (%)	2020 AIP Payout ($)
Robert Mehrabian	$1,080,000	68.2%	$736,200
Aldo Pichelli	$ 880,000	68.2%	$599,900
Susan L. Main	$ 359,250	68.2%	$244,900
Jason VanWees	$ 336,600	88.2%	$296,800

Melanie S. Cibik	$ 262,380	68.2%	$178,900

It is the policy of the Committee not to make discretionary upward adjustments in determining AIP awards for named executives, and no such adjustments were made in determining actual 2020 AIP awards.

For 2020, aggregate awards for all employees (including the named executives) were paid from a pool equal to 2.8% of income before taxes before payment of AIP awards, which is less than the 11% limit initially established by the Committee when it approved the 2020 AIP goals. The 11% limit is a cap for the aggregate bonus amounts. It is not a pre-determined amount from which bonuses are to be distributed; instead it serves as a control to ensure that the actual aggregate AIP award is not unreasonable.

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Compensation Discussion and Analysis (continued)

Long-Term Incentives

Stock Options

In 2020, stock options covering an aggregate of 247,273 shares of common stock were awarded to Teledyne employees, of which options to purchase 36,048 shares of common stock (or 14.6% of total options) were awarded to NEOs. For purposes of the Summary Compensation Table, stock options are valued based on the grant date fair value calculated in accordance with FASB ASC Topic 718 as reported in the Option Awards column.

The Committee fixes a value target for each recipient, and then grants an option to purchase shares derived from the economic value of the option on the date of grant. The Committee believes this methodology allows the Company to more closely track option grants with desired market positioning and manage value and expenses.

The table below represents the number of shares subject to stock options granted to NEOs in 2020 as well as the fair value target used to determine the number of awards for each NEO in 2020. For reference, 2019 option grants are also provided.

Participants	2020 Fair Value Target	2020 Options Awarded	2019 Options Awarded (for reference)

Aldo Pichelli	$800,000	7,433	11,122

Robert Mehrabian	$900,000	8,362	33,672

Susan L. Main	$726,600	6,751	10,102

Jason VanWees	$726,600	6,751	10,102

Melanie S. Cibik	$726,600	6,751	10,102

The Committee determines the size of awards for NEOs by taking into account recommendations from Dr. Mehrabian and Mr. Pichelli (other than with respect to their own awards). Awards for Dr. Mehrabian and Mr. Pichelli were determined at the sole discretion of the Committee. For 2020, the Committee used the employment agreements for Dr. Mehrabian and Mr. Pichelli (described below) as a guideline in determining the size of their respective stock option awards. In determining the long-term incentive component of Dr. Mehrabian’s and Mr. Pichelli’s compensation, the Committee considers corporate performance and shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards granted to Dr. Mehrabian and Mr. Pichelli in past years.

In determining the fair value target for the options awarded to the named executives in 2020, the Committee used guidelines for senior management that it reviews and approves annually, and which are based in part on historical awards.

Performance Share Program.     PSP awards are intended to reward executives to the extent we achieve specific pre-established financial performance goals and provide a greater long-term return to shareholders relative to a broader market index. The PSP provides grants of performance share units, which key officers and executives may earn if we meet specified performance objectives over a three-year period. Prior to the discontinuation of the PSP program in 2021, PSP awards were granted every three years; the Committee most recently granted PSP awards in January 2018 related to a 2018 – 2020 performance cycle. All NEOs participated in the 2018 – 2020 PSP.

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Compensation Discussion and Analysis (continued)

The 2018 – 2020 PSP awards were based on the achievement of the following objectives:

Award Component	Weighting

Adjusted income before taxes*	40%

Revenue	30%

Return to stockholders **	30%

Total	100%

*

No awards are earned if the three-year aggregate income before taxes is less than 75% of target, unless the Committee determines otherwise. For purposes of determining actual income before taxes and revenue for the PSP, we adjust the amounts for intercompany sales and certain one-time events and tax items.

**	Measured as total shareholder return relative to the Russell 1000 Index performance over the 2018 – 2020 performance period.

The percentages referred to above are then adjusted to reflect the extent to which actual performance is greater or less than the target. Performance above the target is rewarded proportionally better than performance below the target, as more fully described below:

Income before taxes

•   If actual performance equals or exceeds 120% of the target, the component is weighted by multiplying the percentage by two (200%).

•   If actual performance is less than 75% of target, the component is given a weighting of 0%.

•   To the extent actual performance falls between 75% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of three percent for each percentage point that actual performance falls below 100% and an increase of five percent for each percentage point that actual performance is above 100%).

Revenue

•   If actual performance equals or exceeds 120% of the target, the component is weighted by multiplying the percentage by two (200%).

•   If actual performance is less than 67% of target, the component is given a weighting of 0%.

•   To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of three percent for each percentage point that actual performance falls below 100% and an increase of five percent for each percentage point that actual performance is above 100%).

Return to Shareholders

•   If actual performance equals or exceeds 120% of the target, the component is weighted by multiplying the percentage by two (200%).

•   If actual performance is less than 67% of target, the component is given a weighting of 0%.

•   To the extent actual performance falls between 67% and 120% of target, the multiplying factor is adjusted proportionally (a reduction of three percent for each percentage point that actual performance falls below 100% and an increase of five percent for each percentage point that actual performance is above 100%).

The sum of the components, after being weighted for performance, is then multiplied by the executive’s target PSP opportunity percentage to arrive at the executive’s performance adjusted PSP award, which is expressed as a percentage of base salary. The maximum award is 200% of the executive’s target PSP opportunity percentage. Income before taxes and revenue includes contributions from acquisitions during the performance cycle and may be adjusted to reflect the impact of significant changes in accounting principles, discontinued operations, unusual or extraordinary corporate transactions, events or developments, and unusual tax benefits.

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Compensation Discussion and Analysis (continued)

Performance-vested units are then generally subject to an additional service-based vesting condition whereby such units become fully vested in three substantially equal annual installments after the end of the performance cycle, subject to the holder’s continued employment with the Company through the applicable vesting date. A description of the treatment of PSP awards upon termination of employment can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 78 of this Proxy Statement. Awards are generally paid 50% in cash and 50% in stock, subject to availability of shares.

The performance period for the 2018 – 2020 PSP awards ended on the last day of the 2020 fiscal year. The 2018-2020 performance cycle had the following target performance goals and results:

Performance Goal	Target	Actual 2020 Results

Adjusted Income before taxes	Aggregate of $1,179.4 million for three years	$1,392.1 million

Revenue	Aggregate revenue of $8,833.9 million for three years	$9,151.6 million

Return to Shareholders	Return on Teledyne stock equal to the return of the Russell 1000 Index over three years	151.2%

The three-year performance period applicable to the 2018 – 2020 PSP awards ended on January 3, 2021 and, as described in the table above, the Committee determined that the applicable performance goals were achieved at 171.5% of target, resulting in the following awards earned by NEOs based on the performance results:

Name	PSP Awards (Target, in $)	Total Earned Shares	Total Earned Cash

Aldo Pichelli	$1,838,417	8,240	$1,576,443

Robert Mehrabian	$1,895,000	8,494	$1,624,963

Susan L. Main	$569,875	2,555	$488,668

Jason VanWees	$532,417	2,387	$456,548

Melanie S. Cibik	$520,250	2,332	$446,115

Pursuant to SEC guidance, the cash portion of the performance share award year is included in the Summary Compensation Table in the year in which the performance criteria are met. For the 2018-2020 performance cycle, the entire cash portion is therefore included in the Summary Compensation Table for 2020 under the Non-Equity Incentive Plan Compensation column, even though no cash payments would be issued under this award until after 2020. Per SEC disclosure rules that require performance-based awards payable in stock to be recognized in the year in which the award is granted, the entire amount of the stock-based portion of the 2018-2020 PSP award was included in the Summary Compensation Table as 2018 compensation under the column headed “Stock Awards”.

Performance-Based Restricted Stock Award Program.

The performance-based restricted stock award program provides for awards of performance-based restricted stock, generally each calendar year, to key employees (including NEOs) at an aggregate fair market value equal to a percentage of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Committee. The shares of restricted stock are subject to both time-based and performance-based restrictions. In general, the restricted period for each award of performance-based restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing in full on the third anniversary. However, unless the Committee determines otherwise, if we fail to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Committee, then all of the restricted stock would be forfeited. If we achieve the minimum performance goals but fail to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited.

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Compensation Discussion and Analysis (continued)

2020 Performance-Based Restricted Stock Grants

The following schedule shows the percent of base salary used to determine the restricted stock awards granted in 2020 to our NEOs and the dollar value of the award (based on percent of base salary), with 2019 also shown as a comparison. The percentages are determined by historical grant practices, a review of long-term compensation against benchmark peers and the general industry group and internal pay equity consideration and, in the case of Dr. Mehrabian and Mr. Pichelli, the terms of their employment contracts.

Name	2020 Restricted Stock Award (as % of Base Salary)	2020 Restricted Stock Award ($)	2019 Restricted Stock Award (as % of Base Salary)

Aldo Pichelli	100%	$800,000	100%

Robert Mehrabian	100%	$900,000	100%

Susan L. Main	45%	$215,500	45%

Jason VanWees	45%	$201,960	45%

Melanie S. Cibik	45%	$196,785	45%

The targeted performance goal for 2020 is the price of our common stock as compared to the Russell 1000 Index. For a participant to retain any of the restricted shares, our three-year aggregate return to stockholders (as measured by our stock price) must be more than 35% of the performance of the Russell 1000 Index for the three-year period. If our stock performance is less than 35% of the Russell 1000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to less than 100%, a portion of the restricted shares will be forfeited. If it is 100% or greater, no shares are forfeited and the participant does not receive additional shares.

We believe that benchmarking the performance-based restricted stock performance goals to a broader market index like the Russell 1000 Index aligns the interest of management and stockholders because executives are rewarded only to the extent that our stock price performs relative to the stock prices of companies with similar market capitalizations.

A participant cannot transfer the restricted stock during the restricted period. In addition, during the restricted period, restricted stock generally will be forfeited upon a participant’s termination of employment. A description of the treatment of performance-based restricted stock awards upon termination of employment in cases of death, disability or retirement can be found under the heading “Potential Payments Upon Termination or a Change in Control” beginning on page 78 of this Proxy Statement. Upon expiration of the restricted period, absent any forfeiture, we will deliver to the recipient certificates for the appropriate number of shares of common stock, as determined by the Committee based on achievement of the specified performance objectives, free of the restrictive legend.

The potential payouts under the 2020 performance-based restricted stock awards can be found in the table headed “Grants of Plan-Based Awards” on page 69 of this Proxy Statement. See also footnote (1) to the Summary Compensation Table on page 67 of this Proxy Statement. The maximum number of shares that each NEO could retain pursuant to such grant can be found in the table headed “Outstanding Equity Awards at Fiscal Year End” beginning on page 70 of this Proxy Statement.

Vesting of 2017 and 2018 Performance-Based Restricted Stock Grants

We granted performance-based restricted stock to key employees, including the NEOs, on January 24, 2017 and January 23, 2018. Restrictions on 100% of the 2017 performance-based restricted stock award lapsed on January 24, 2020, since the performance of our stock price was 229.7% of that of the Russell 2000 for the three-year period ended December 31, 2019, and in January 2020, the Committee confirmed vesting with respect to 100% of such awards as of January 23, 2020.

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Compensation Discussion and Analysis (continued)

Restrictions on 100% of the 2018 performance-based restricted stock award lapsed on January 23, 2021, since the performance of our stock price was 151.3% of that of the Russell 1000 for the three-year period ended December 31, 2020, and in January 2021, the Committee confirmed vesting with respect to 100% of such awards as of January 26, 2021.

For purposes of the Summary Compensation Table, performance-based restricted stock awards are valued at fair value on the date of grant as calculated in accordance with FASB ASC Topic 718 and this value is reported in the Stock Awards column.

Stock Ownership Policies

Our Personnel and Compensation Committee believes stock-based compensation is an important element of compensation and, as discussed above, stock-based compensation figures prominently in our mix of compensation. In 2008, our Board adopted stock ownership guidelines that require key executives and non-employee directors to maintain ownership of a specified amount of Teledyne common stock. Key executives are required to own shares of Teledyne common stock equal in market value to the amount set forth below:

Position	Value of Shares Owned
Executive Chairman and President and Chief Executive Officer	5 x base salary
Executive Vice Presidents, Senior Vice Presidents or Higher	3 x base salary
Segment Presidents or Presidents of Consolidated Business Units (annual revenue > $100 million)	2 x base salary
Corporate Vice Presidents (Corporate and General Managers) and other Executives	1 x base salary

A key executive, who is defined as a recipient of a performance-based restricted stock or restricted stock unit award, is expected to attain the minimum level of target ownership within a period of five years from the date of hire or promotion and is expected to own continuously sufficient shares to meet the guideline once attained.

In determining the value of common stock, the Nominating and Governance Committee uses the average price of Teledyne common stock during the most recent calendar year. Performance-based restricted stock and restricted stock units and vested in-the-money options are included in the definition of common stock.

Our Nominating and Governance Committee reviews compliance with the stock ownership guidelines annually at its January meeting. As of the end of 2020, all our key executives (including the named executives) and non-employee directors owned sufficient shares to comply with the guidelines. The full text of our stock ownership guidelines is available on our website at www.teledyne.com under “Corporate Information — Governance.”

Change in Control Severance Agreements

Each of our named executives is a party to a change in control severance agreement with us. A description of the terms of the agreements can be found under the heading “Potential Payments upon Termination or a Change in Control” beginning on page 78 of this Proxy Statement. In entering into these agreements, the Personnel and Compensation Committee desired to assure that we would have the continued dedication of certain executives and the availability of their advice and counsel, notwithstanding the possibility of a change in control, and to induce such executives to remain in our employ. The Personnel and Compensation Committee believes that, should the possibility of a change in control arise, it is imperative that we be able to receive and rely upon our executives’ advice, if requested, as to the best interests of our Company and stockholders without the concern that he or she might be distracted by the personal uncertainties and risks created by the possibility of a change in control. The Personnel and Compensation Committee also considered arrangements offered to similarly situated executives of comparable companies.

We chose the specific amounts and triggers contained in the change in control severance agreements because we believe such terms provide reasonable assurances that our executive officers will remain employed

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Compensation Discussion and Analysis (continued)

with us through an acquisition or change of control event, should one occur, and assist in the assessment of a possible acquisition or change in control event and advise management and the Board as to whether such acquisition or change in control event would be in the best interests of our Company and stockholders. With input from its independent compensation consultant, the Personnel and Compensation Committee last reviewed the terms of the change in control severance agreements against market practices in July 2018.

Employment Agreements with Dr. Mehrabian and Mr. Pichelli. The Company has entered into employment agreements with each of Dr. Mehrabian (the “Mehrabian Employment Agreement”) and Mr. Pichelli (the “Pichelli Employment Agreement”). With input from Exequity, the Committee set target total compensation for each of Dr. Mehrabian and Mr. Pichelli below the market median for total compensation for chief executive officers. The Committee further set long term incentives to provide an equal value mix among the three components of Teledyne’s long-term compensation programs (stock options, PSPs, and performance-based restricted stock), with each component providing target compensation (on an annualized basis) equal to each executive’s annual base salary (beginning in 2019 for Mr. Pichelli and 2020 for Dr. Mehrabian). The terms of the two employment agreements are set forth below.

The Mehrabian Employment Agreement provides that effective January 1, 2019, Teledyne will employ Dr. Mehrabian as Executive Chairman, with primary responsibility to manage the affairs of the Board and to manage and direct mergers and acquisition activities and strategic planning and margin expansion initiatives of Teledyne. The term of the Mehrabian Employment Agreement continues through December 31, 2023. The Mehrabian Employment Agreement provides that effective January 1, 2020, Dr. Mehrabian’s base salary will be set at $900,000. Such base salary may be increased annually at the discretion of the Committee.

The Mehrabian Employment Agreement further provides for the following, among other things:

•	AIP: Dr. Mehrabian shall participate in the AIP with a target opportunity of 120% of base salary.

•

PSP:  Through December 31, 2019, Dr. Mehrabian participated in the PSP at the current target opportunity of 150% of base salary. Effective January 1, 2020, Dr. Mehrabian began participating in the PSP at a target opportunity equal to 300% of base salary. The applicable percentage for Dr. Mehrabian’s current 2018-2020 PSP award was prorated, with this increased percentage effective as of January 1, 2020. The targeting of 300% reflects the fact that PSP awards are granted every three years.

•

Restricted Stock:  Dr. Mehrabian participates in Teledyne’s restricted stock award program with annual grants of restricted stock equal to at least 100% of base salary as of the date of the grant subject to meeting targets set forth in the restricted stock award.

•

Stock Options:  For 2020, Dr. Mehrabian’s stock option grant had a fair value as of the grant date equal to $900,000. With respect to options granted to Dr. Mehrabian on or after the date of the Mehrabian Employment Agreement, the Mehrabian Employment Agreement provides that in the event of Dr. Mehrabian’s separation of service for any reason other than death, outstanding stock options shall continue to vest and the right of Dr. Mehrabian to exercise vested stock options, when and as vested, shall continue, but in no event may any such vested options be exercised after the expiration of any applicable option period. With respect to options granted to Dr. Mehrabian on or after the date of the Mehrabian Employment Agreement, the Mehrabian Employment Agreement provides that in the event of the death of Dr. Mehrabian, all outstanding options shall vest in full and the right of Dr. Mehrabian’s beneficiary to exercise the stock options shall terminate upon the expiration of twelve months from the date of Dr. Mehrabian’s death, but in no event may such stock options be exercised after the expiration of any applicable option period.

•

Supplemental Pension Benefit:  With respect to Dr. Mehrabian’s Non-Qualified Pension Benefit, which provides for payments supplemental to any accrued pension under Teledyne’s qualified pension plan equal to 50% of his base salary for ten years following Dr. Mehrabian’s retirement, the Mehrabian Employment Agreement provides that the base salary rates to be used for calculating the payments shall be the rates in effect for 2018 (which was $995,000).

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Compensation Discussion and Analysis (continued)

•

Post-Retirement Medical Coverage:  Commencing on Dr. Mehrabian’s separation from service (for any reason) and continuing for the longer to live of Dr. Mehrabian and his spouse, Dr. Mehrabian and his spouse shall be deemed participants in Teledyne’s medical benefit plan offered to all employees of Teledyne and be deemed to be eligible to receive the benefits under the medical plan. Dr. Mehrabian shall be charged for such deemed participation at a rate equal to the monthly rate the medical plan charges former participants and spouses eligible for continuation coverage under COBRA, plus the rate payable by the employer, as each such COBRA rate is adjusted from time to time.

The Pichelli Employment Agreement provides that Teledyne will employ Mr. Pichelli as President and Chief Executive Officer effective January 1, 2019, through December 31, 2021. The Pichelli Employment Agreement also provides that effective January 1, 2019, Mr. Pichelli’s annual base salary shall be $800,000. Such base salary may be increased annually at the discretion of the Committee.

The Pichelli Employment Agreement further provides, among other things, that:

•	AIP: Mr. Pichelli participates in the AIP at an opportunity of 110% of base salary if targets are reached at 100%, or such greater percentage if provided in the AIP for any year.

•

PSP:  Mr. Pichelli participates in the PSP at an opportunity equal to 300% of base salary if targets are reached at 100%. The applicable percentage for Mr. Pichelli’s current 2018-2020 PSP award were prorated, with this increased percentage effective as of January 1, 2019. The targeting of 300% reflects the fact that PSP awards are granted every three years.

•

Restricted Stock:  Mr. Pichelli participates in Teledyne’s restricted stock award program with annual grants of restricted stock equal to at least 100% of Base Salary as of the date of the grant subject to meeting targets set forth in the restricted stock award.

•

Stock Options:  Mr. Pichelli is eligible to receive future annual grants of options having a fair value of at least $800,000 as of the grant date, or such other higher value as determined by the Committee. With respect to options granted to Mr. Pichelli on or after the date of the Pichelli Employment Agreement, the Pichelli Employment Agreement provides that in the event of Mr. Pichelli’s separation of service for any reason other than death, outstanding stock options shall continue to vest and the right of Mr. Pichelli to exercise vested stock options, when and as vested, shall continue, but in no event may any such vested options be exercised after the expiration of any applicable option period. With respect to options granted to Mr. Pichelli on or after the date of the Pichelli Employment Agreement, the Pichelli Employment Agreement provides that in the event of Mr. Pichelli’s death, all outstanding options shall vest in full and the right of Mr. Pichelli’s beneficiary to exercise the stock options shall terminate upon the expiration of twelve months from the date of Mr. Pichelli’s death, but in no event may such stock options be exercised after the expiration of any applicable option period.

•

Benefits:  Mr. Pichelli will continue to be eligible to participate in other employee benefit plans and programs available to executive-level employees, including but not limited to an automobile allowance.

Beginning with the 2021-2023 performance cycle, the Company transitioned from the Performance Share Program, with awards made every three years and paid out in cash and stock in three annual installments following the end of a three-year performance period, to a Performance Plan, with overlapping three-year performance periods, with cash payouts, if any, following the end of each three-year performance period. As a result of this change, the employment agreements with Dr. Mehrabian and Mr. Pichelli were amended to reflect a PSP target of 100% of base salary, rather than 300%.

Perquisites and Other Benefits

All our named executives receive car allowances. We provide car allowances in cases where the named executive typically travels for business and for retention of senior executives. The amount of the car allowances provided to the named executives are included in the column head “All Other Compensation” in the Summary Compensation Table.

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Compensation Discussion and Analysis (continued)

Deferred Compensation

Our named executives are eligible to participate in our executive deferred compensation plan. The deferred compensation plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available to all members of management and certain other highly-compensated employees for providing deferred compensation, and thus potential tax benefits, to these employees. A description of the terms of the deferred compensation plan can be found under the heading “Nonqualified Deferred Compensation” beginning on page 75 of this Proxy Statement. In addition, the Nonqualified Deferred Compensation Table on page 75 of this Proxy Statement sets forth information about the account balances, contributions and withdrawals of each named executive that participates in the deferred compensation plan.

Pension Plans

Our pension plan was initially established at the time of our spin-off as an independent company. Our domestic defined benefit pension plan covers substantially all U.S. employees hired before January 1, 2004. Effective January 1, 2004, to limit our future obligations under our pension plan, we eliminated the participation of new employees in the pension plan. Effective January 1, 2020, Teledyne divided its domestic defined benefit pension plan. The restructuring involved splitting our domestic defined pension plan into two separate plans, one comprised largely of inactive participants and the other comprised largely of active participants (together, the “Pension Plans”). Of our NEOs, Dr. Mehrabian, Mr. Pichelli, Mr. VanWees and Miss Cibik participate in our Pension Plans, with Dr. Mehrabian and Mr. Pichelli participating in the legacy pension plan and Miss Cibik and Mr. VanWees participating in the plan for active participants. The annual benefits payable under the Pension Plans to participating salaried employees retiring at or after age 65 is calculated under a formula which considers the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan. We have also adopted a pension equalization/benefit restoration plan, which is designed to restore benefits that would be payable under the provisions of the Pension Plans but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under our deferred compensation plan. The pension equalization/benefit restoration plan was amended to freeze accruals under that plan effective February 28, 2015. The amounts which may be received by the named executives that participate in the Pension Plans and the pension equalization/benefit restoration plan can be found in the Pension Benefits Table beginning on page 73 of this Proxy Statement.

A description of the terms of our pension plans can be found under the heading “Pension Benefits” beginning on page 73 of this Proxy Statement. In addition, the Pension Benefits Table sets forth information about each named executive’s years of credited service and the actuarial present value of each named executive’s accumulated benefit under our pension plan.

Clawback Policy

In February 2014, our Board approved a “clawback” policy that gives the Board the ability to seek reimbursement from executive officers of bonus, incentive and equity-based awards under the following circumstances:

•

the executive’s award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement and a lower payment, award, or vesting would have occurred based upon the restated financial results; or

•	in the Board’s view, the executive officer engaged in fraud or criminal misconduct related to the company or its business.

This clawback policy applies to awards paid or vesting after January 1, 2014. The policy further provides that the Board will not seek to recover awards that are paid or that have vested more than three years prior to the date the applicable restatement is disclosed.

In addition, individual performance objectives for executive officers under our AIP program include compliance with laws and Company policies and procedures. As a result, an executive’s bonus may be adversely affected to the extent a financial restatement or similar event involved a violation of law or Company policy.

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Compensation Discussion and Analysis (continued)

Policies Relating to the Timing and Pricing of Stock Option Awards and Stock Awards

Stock Options.    Stock options may be granted under our stockholder approved incentive award plans by the Committee, which is the administrator of these plans. The Committee has delegated authority to our Executive Chairman to grant a specified number of options to employees under the Amended and Restated 2014 Incentive Award Plan. This authority is used to make grants to new hires, upon promotion of certain employees, to retain certain employees, and in connection with acquisitions. Of these shares, 33,527 remained available for grant by our Executive Chairman under this delegated authority as of February 15, 2021.

Stock options are granted to employees by the Committee in January of each year at its regularly scheduled committee meeting. We typically issue our press release containing financial results for the prior fiscal year shortly following this meeting date. Grants by our Executive Chairman under his delegated authority may be made at any time, but primarily have been made to new hires (including new hires resulting from acquisitions) or following the successful completion of special projects. In 2020, 1,649 options were granted to employees by our now Executive Chairman under his delegated authority.

Pursuant to the terms of the Amended and Restated 2014 Incentive Award Plan, the exercise price for stock option grants must equal the fair market value of our common stock, which for purposes of these Plans is defined as the closing sales price of a share of our common stock on the NYSE on the date of grant. New grants made by the Committee have exercise prices equal to the fair market value of our common stock on the effective date of the award, which is the date of the meeting at which the grant was approved by the Committee. Grants made by the Chief Executive Officer have exercise prices equal to the fair market value of our common stock on the date of grant.

Stock Awards.    Performance-based restricted stock awards and the stock portion of PSP awards may be granted under our stockholder-approved incentive award plans by the Committee, which is the administrator of these plans.

Performance-based restricted stock awards are generally granted each year by the Committee at its regularly scheduled meeting in January. For 2020, the number of shares was determined by dividing an amount generally equal in value to a specified percentage of a participating executive’s base salary by the average of the high and low stock prices for 20 trading days preceding the date of grant.

Performance cycles under the PSP are generally established once every three years, at one of the Committee’s regularly scheduled meetings in the first quarter. Under our incentive award plans, the number of shares for the stock portion of the award is determined by dividing one half of the value of the award by an amount equal to the fair market value of a share of our common stock on the NYSE on the date that the performance cycle is established by the Committee.

Non-employee directors are automatically granted an award of restricted stock units in an amount equal to $110,000 ($130,000 starting in 2021), divided by the fair market value of our common stock on the NYSE on the date of the respective annual meeting.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (Section 162(m)) generally disallows a tax deduction for annual compensation paid to a chief executive officer and “covered employees” in excess of $1 million.

In the past, Section 162(m) contained an exception to the $1 million limit on deductibility for “qualified performance-based” compensation. Historically, the Committee annually considered the impact of Section 162(m) in structuring our executive compensation program and balanced the goal of achieving deductibility under Section 162(m) with our philosophy to pay and reward individual contributions to overall company performance, especially in light of the competitive nature of the market for our executive talent. The Committee always reserved the discretion to reward significant contributions by the NEOs to build shareholder value regardless of the tax deductibility limits of Section 162(m).

For tax years beginning after December 31, 2017, the 2017 Tax Cuts and Jobs Act eliminated the exception for “qualified performance-based compensation,” unless it qualified for transition relief that applied

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Compensation Discussion and Analysis (continued)

to compensation paid pursuant to a binding contract that was in effect on November 2, 2017. The Committee may determine in any year that it would be in our best interest for awards to be paid under stock incentive plans, or for other compensation to be paid, that is not fully deductibility under Section 162(m) if the Committee believes that such compensation will best attract, retain, and reward executives and contribute to our business objectives.

The Tax Act provides for a grandfather provision, pursuant to which remuneration that is provided pursuant to a written binding contract in effect on November 2, 2017, and which has not been modified in any material respect on or after that date, will not be subject to the amendments made to Section 162(m) by the Tax Act. To the extent available, we intend to continue to treat “qualified performance-based compensation” that is grandfathered under the Tax Act as deductible compensation. However, our Personnel and Compensation Committee may determine in any year that it would be in our best interest for awards to be paid under stock incentive plans, or for other compensation to be paid, that would not satisfy the requirements for deductibility under Section 162(m).

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Personnel and Compensation Committee Report

The following report of the Personnel and Compensation Committee is included in accordance with the rules and regulations of the Securities and Exchange Commission. It is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Teledyne Technologies Incorporated’s Annual Report on Form 10-K for the year ended January 3, 2021.

Submitted by the Personnel and Compensation Committee of the Board of Directors:

Charles Crocker, Chair

Roxanne S. Austin

Kenneth C. Dahlberg

Michelle A. Kumbier

Robert A. Malone

Jane C. Sherburne

February 23, 2021

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Summary Compensation Table

The following Summary Compensation Table sets forth information about compensation earned by: (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) the three other most highly compensated executive officers who were required to file reports under Section 16 of the Exchange Act for fiscal 2020 (collectively, the “named executives”).

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation		Total

Aldo Pichelli President and Chief Executive Officer (Principal Executive Officer)	2020	$815,385	$806,058	$682,944	$2,176,343	$170,004	$48,850	(5)	$4,699,584
	2019	$800,000	$771,200	$800,784	$1,125,300	$279,917	$41,587		$3,818,788
	2018	$576,581	$693,778	$1,132,057	$912,000	$—	$37,521		$3,351,937

Robert Mehrabian Executive Chairman	2020	$917,307	$906,590	$768,301	$2,361,163	$2,010,202	$12,231	(6)	$6,975,794
	2019	$993,183	$959,000	$2,424,384	$1,526,800	$1,915,452	$12,000		$7,830,819
	2018	$995,000	$1,704,136	$2,264,041	$1,783,500	$622,754	$12,000		$7,381,431

Susan L. Main Senior Vice President and Chief Financial Officer (Principal Financial Officer)	2020	$488,212	$217,279	$724,315	$733,568	—	$32,489	(5)	$2,195,863
	2019	$469,781	$203,600	$727,344	$450,400	—	$30,212		$1,881,337
	2018	$456,164	$489,987	$679,205	$510,800	—	$29,180		$2,165,336

Jason VanWees Executive Vice President	2020	$457,431	$203,586	$724,315	$753,348	$303,999	$14,950	(7)	$2,457,629
	2019	$440,169	$190,800	$727,344	$438,500	$338,854	$14,196		$2,149,863
	2018	$398,612	$372,577	$679,205	$356,600	$—	$14,196		$1,821,190

Melanie S. Cibik Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2020	$445,710	$198,182	$724,315	$625,015	$361,296	$14,950	(7)	$2,369,468
	2019	$428,865	$186,000	$727,344	$328,900	$427,910	$14,196		$2,113,215
	2018	$416,441	$389,886	$679,205	$373,100	$—	$14,196		$1,872,828

(1)

For 2020, represents the aggregate fair value on the date of grant of the NEO’s 2020 restricted stock awards based on the probable outcome of the performance conditions of those awards on the date of grant, which is the target amount, as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions considered in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K under the heading “Restricted Stock Award Program.” The maximum value of the restricted stock awards assuming the highest level of performance conditions is achieved, as calculated in accordance with FASB ASC Topic 718, is the same as the probable outcome on the date of grant.

(2)

Represents the aggregate fair value on the date of grant of the NEO’s option grant as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions considered in the valuation, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K.

(3)

For 2020, consists of the sum of (a) the Annual Incentive Plan awards for 2020 performance, payment of which was approved by the Personnel and Compensation Committee on January 26, 2021, and paid in February 2021, and (b) the cash portion of the 2018-2020 Performance Share Program, which is scheduled to be paid in three equal installments from 2021 through 2023. The amounts of the Annual Incentive Plan awards for 2020 for each of the named executives were as follows: Mr. Pichelli, $599,900; Dr. Mehrabian, $736,200; Ms. Main, $244,900;

Mr. VanWees, $296,800; and Miss Cibik, $178,900. The amount of the cash portion of the 2018-2020 PSP award for each of the named executives was as follows: Mr. Pichelli, $1,576,443; Dr. Mehrabian, $1,624,963; Ms. Main, $488,668; Mr. VanWees, $456,548; and Miss Cibik, $446,115. Pursuant to the proxy disclosure rules of the SEC, cash awards under our performance share program are deemed earned in the last year of the performance cycle, at the time when performance criteria are satisfied, even though they are paid to participants in three annual installments after the end of the performance cycle so long as the participants remain employed by Teledyne or retire. As a result, the amounts listed in this column for 2020 do not include the following cash amounts paid in 2020, representing the third installment payment under the 2015-2017 Performance Share Plan: Mr. Pichelli, $113,323; Dr. Mehrabian, $241,615; Ms. Main, $91,860; Mr. VanWees, $69,948; and Miss Cibik, $83,366, which amounts were included in the Proxy Statement disclosure for our 2018 fiscal year. Participants in the Performance Share Plan may elect to pay taxes due with respect to an installment payment with awarded shares, awarded cash or a combination thereof. All NEOs chose to pay some or all of their taxes by reducing the number of shares to which he or she was entitled. Mr. Pichelli, Dr. Mehrabian, Ms. Main, Mr. VanWees and Miss Cibik were entitled to 1,127 shares, 2,401 shares, 912 shares, 695 shares and 829 shares, respectively. As a result of their elections, shares issuable to Mr. Pichelli,

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Summary Compensation Table (continued)

Dr. Mehrabian, Ms. Main, Mr. Vanwees and Miss Cibik were reduced by 763, 1,617, 625, 128 and 570 shares, respectively, and the cash portion of their awards increased by $590,173, $278,480, $228,113, $46,717 and $208,039 respectively, to pay applicable taxes.

(4)

For 2020, represents the aggregate change in the actuarial present value of the named executive’s accumulated benefit under the Teledyne Technologies Incorporated Pension Plan, the Teledyne Technologies Pension Equalization/Benefit Restoration Plan and, in the case of Dr. Mehrabian, the supplemental pension arrangement contained in his employment agreement, for 2020. In computing these amounts, we used the same assumptions as were used to compute the annual accruals for possible future payments under our pension plans for our 2020 financial statements.

(5)

Represents car allowance, Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan, death benefit under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan and employer matching contributions under the Employee Stock Purchase Plan.

(6)	Represents car allowance.
(7)	Represents car allowance, Company contributions pursuant to the Teledyne Technologies Incorporated 401(k) Plan and employer matching contributions under the Employee Stock Purchase Plan.

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Grants of Plan-Based Awards

The table below sets forth information on grants of plan-based awards to the named executives in fiscal year 2020. All equity grants were made under our Amended and Restated 2014 Incentive Award Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #(1)	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Aldo Pichelli	1/21/2020								7,433	$682,944

	1/21/2020(3)	$88,000	$880,000	$1,760,000

	1/21/2020(4)				783	2,237	2,237			$806,058

Robert Mehrabian	1/21/2020								8,362	$768,301

	1/21/2020(3)	$108,000	$1,080,000	$2,160,000

	1/21/2020(4)				881	2,516	2,516			$906,590

Susan L. Main	1/21/2020								6,751	$724,315

	1/21/2020(3)	$35,925	$359,250	$718,500

	1/21/2020(4)				211	603	603			$217,279

Jason VanWees	1/21/2020								6,751	$724,315

	1/21/2020(3)	$33,660	$336,600	$673,200

	1/21/2020(4)				198	565	565			$203,586

Melanie S. Cibik	1/21/2020								6,751	$724,315

	1/21/2020(3)	$26,238	$262,380	$524,760

	1/21/2020(4)				193	550	550			$198,182

(1)	All stock options were granted with exercise prices at $383.33, the closing share price on the date of grant.
(2)

Calculated in accordance with FASB ASC Topic 718. For performance-based restricted stock, represents the value at the date of grant based on the probable outcome of the applicable performance conditions. For a discussion of the assumptions considered in determining the grant date fair value, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K.

(3)

Represents threshold, target and maximum amounts under the Annual Incentive Plan Awards for 2020, established on January 21, 2020. For the actual amounts paid under the 2020 Annual Incentive Plan (which were paid in February 2021), see the amounts listed under the column titled “Non-Equity Incentive Plan Award Compensation” and the related footnote in the Summary Compensation Table on page 67.

(4)	Represents the estimated future payouts under the performance-based restricted stock award granted on January 21, 2020.

The material terms of our Annual Incentive Plan, stock option awards and performance-based restricted stock award program are described in Compensation Discussion and Analysis.

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Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by the named executives as of January 3, 2021, the last day of our 2020 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

Aldo Pichelli	20,000	—	—	$75.13	4/24/23	8,240	(3)	$3,229,915	1,838	(4)	$720,459
	20,000	—	—	$94.24	4/23/24				3,856	(5)	$1,511,475
	25,000	—	—	$78.40	1/26/26				2,237	(6)	$876,859
	25,000	—	—	$123.38	1/24/27
	10,514	5,255	—	$192.00	1/23/28
	3,708	7,414	—	$217.39	1/22/29
	—	7,433	—	$383.33	1/21/30

Robert Mehrabian	50,000	—	—	$94.24	4/23/24	8,494	(3)	$3,329,478	5,328	(4)	$2,088,469
	50,000	—	—	$78.40	1/26/26				4,795	(5)	$1,879,544
	50,000	—	—	$123.38	1/24/27				2,516	(6)	$986,222
	21,026	10,511	—	$192.00	1/23/28
	11,224	22,448	—	$217.39	1/22/29
	—	8,362	—	$383.33	1/21/30

Susan L. Main	4,000	—	—	$78.40	1/26/26	2,555	(3)	$1,001,509	1,099	(4)	$430,786
	15,000	—	—	$123.38	1/24/27				1,018	(5)	$399,036
	6,308	3,153	—	$192.00	1/23/28				603	(6)	$236,364
	3,368	6,734	—	$217.39	1/22/29
	—	6,751	—	$383.33	1/21/30

Jason VanWees	10,200	—	—	$78.40	1/26/26	2,387	(3)	$935,656	639	(4)	$250,475
	15,000	—	—	$123.38	1/24/27				954	(5)	$373,949
	6,308	3,153	—	$192.00	1/23/28				565	(6)	$221,469
	3,368	6,734	—	$217.39	1/22/29
	—	6,751	—	$383.33	1/21/30

Melanie S. Cibik	2,000	—	—	$94.24	4/23/24	2,332	(3)	$914,097	669	(4)	$262,235
	15,000	—	—	$123.38	1/24/27				930	(5)	$364,541
	6,308	3,153	—	$192.00	1/23/28				550	(6)	$215,589
	3,368	6,734	—	$217.39	1/22/29
	—	6,751	—	$383.33	1/21/30

(1)

Stock option awards vest incrementally at a rate of one-third per year, with full vesting at the third anniversary of the date of grant. Option awards where all or a portion of the award remain unvested at fiscal year-end were granted on January 23, 2018, January 22, 2019 and January 21, 2020.

(2)	Based on a closing share price of $391.98 on December 31, 2020, the last trading day before our fiscal year end.
(3)

Represents stock awards under the Performance Share Program for the 2018-2020 performance cycle that will be paid in one-third increments in 2021, 2022 and 2023 to executives who at the time of the payout are employed by us or who have retired. The first installment was paid in February 2021.

(4)	Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 23, 2018, if our three-year

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Outstanding Equity Awards at Fiscal Year-End (continued)

aggregate return to stockholders (as measured by our stock price) equals 100% or more of the Russell 1000 Index for the three-year performance period.
(5)

Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 22, 2019, if our three-year aggregate return to stockholders (as measured by our stock price) equals 100% or more of the Russell 1000 Index for the three-year performance period.

(6)

Represents the maximum number of shares that the named executive could retain under the restricted stock award granted on January 21, 2020, if our three-year aggregate return to stockholders (as measured by our stock price) equals 100% or more of the Russell 1000 Index for the three-year performance period.

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Option Exercises and Stock Vested

The following table sets forth information about stock options exercised by the named executives in fiscal year 2020 and stock awards that vested or were paid in fiscal year 2020 to the named executives.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Aldo Pichelli	5,000	$1,337,179	2,736	(2)	$990,076	(4)

			364	(3)	$131,721	(4)

Robert Mehrabian	15,000	$3,966,426	7,925	(2)	$2,867,820	(4)

			784	(3)	$283,706	(4)

Susan L. Main	8,000	$2,025,331	1,635	(2)	$591,657	(4)

			287	(3)	$103,857	(4)

Jason VanWees	9,800	$2,075,383	951	(2)	$344,138	(4)

			567	(3)	$205,180	(4)

Melanie S. Cibik	10,000	$2,417,954	995	(2)	$360,061	(4)

			259	(3)	$93,724	(4)

(1)

The value realized upon exercise of options reflects the price at which shares acquired upon exercise of the options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	Represents restricted stock granted on January 24, 2017 that vested on January 24, 2020, with restrictions on 100% of the original award lapsing.
(3)

Represents the third installment of the 2015-2017 performance cycle under the PSP paid as of January 24, 2020. Participants in the Performance Share Program may elect to pay taxes due with respect to an installment payment with awarded shares, awarded cash or a combination thereof. All NEOs chose to pay some or all of their taxes by reducing the number of shares to which he or she was entitled. Mr. Pichelli, Dr. Mehrabian, Ms. Main, Mr. VanWees and Miss Cibik were entitled to 1,127 shares, 2,401 shares, 912 shares, 695 shares and 829 shares, respectively. As a result of their elections, shares issuable to Mr. Pichelli, Dr. Mehrabian, Ms. Main, Mr. Vanwees and Miss Cibik were reduced by 763, 1,617, 625, 128 and 570 shares, respectively, and the cash portion of their awards increased by $590,173, $278,480, $228,113, $46,717 and $208,039 respectively, to pay applicable taxes.

(4)	Based on a closing share price of $361.87 on January 24, 2020.

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Pension Benefits

The following table describes pension benefits provided to the named executives as of the end of our 2020 fiscal year. For a discussion of the assumptions made in the valuation, please see Note 12 (Pension Plans and Postretirement Benefits) to the financial statements in our Annual Report on Form 10-K. Ms. Main does not participate in any defined benefit pension plan sponsored by us and is not included as a named executive for purposes of this Pension Benefits discussion.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Aldo Pichelli	Teledyne Pension Plan	30	$1,410,669	—

	Benefit Restoration/

	Pension Equalization Plan	30	$2,825,953	—

Robert Mehrabian	Teledyne Pension Plan	21.17	$1,254,642	—

	Pension Equalization/	15.33	$11,521,668	—

	Benefit Restoration Plan

	Supplemental Pension	10	$4,312,856	—

	(Employment Agreement)

Jason VanWees	Teledyne Pension Plan	21.42	$783,586	—

	Benefit Restoration/

	Pension Equalization Plan	15.58	$588,526	—

Melanie S. Cibik	Teledyne Pension Plan	22.75	$1,208,645	—

	Benefit Restoration/

	Pension Equalization Plan	16.92	$1,141,350	—

Teledyne Technologies Incorporated Pension Plan

In connection with the spin-off of Teledyne as an independent company, we adopted the Teledyne Technologies Incorporated Pension Plan which covers substantially all U.S. employees hired prior to January 1, 2004. Effective January 1, 2004, new employees do not participate in the Pension Plan. Effective January 1, 2020, Teledyne divided its domestic qualified defined benefit pension plan. The restructuring involved splitting our domestic defined pension plan into two separate plans, one comprised largely of inactive participants and the other comprised largely of active participants (together, the “Pension Plans”). Of our named executives, Dr. Mehrabian, Mr. Pichelli, Mr. VanWees and Miss Cibik participate in our Pension Plans, with Dr. Mehrabian and Mr. Pichelli participating in the legacy pension plan and Mr. VanWees and Miss Cibik participating in the plan for active participants. The annual benefits payable under the Pension Plans to participating salaried employees retiring at or after age 65 is calculated under a formula which considers the participant’s compensation and years of service. The Internal Revenue Code limits the amounts payable to participants under a qualified pension plan.

The normal retirement age under the Pension Plans is generally age 65. Participants that have satisfied the Pension Plans’ eligibility requirements and terminate employment on or after their normal retirement date will be eligible to receive a lifetime monthly income following termination of their employment. Generally, the basic retirement benefit is equal to one percent of a participant’s average monthly compensation up to monthly Social Security covered compensation, plus 1.65% of average monthly salary in excess of monthly Social Security covered compensation. This amount is then multiplied by the years of credited service completed by the

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Pension Benefits (continued)

participant, up to 30 years. In general, a participant that has achieved the age of 55 and has completed five years of service or has a vested accrued benefit is eligible for early retirement benefits under the Pension Plans. Early retirement benefits are reduced by an amount equal to 3 percent for each year that a participant’s early retirement date precedes his or her normal retirement date. Participants in the Pension Plans have the choice of different annuity types. Participants are prohibited from changing the annuity type elected once monthly benefit payments begin. In 2011, we approved a plan amendment to change the rate at which pension benefits will accrue on or after March 1, 2012, to reduce our pension benefit obligations. The pension benefit formula was changed from a “final average pay” calculation to a “career average pay” approach.

Dr. Mehrabian, Mr. Pichelli and Miss Cibik are currently eligible for either normal retirement or early retirement. A year of credited service is any year in which the participant has performed 1,000 or more service hours. None of the named executives have been granted extra years of credited service and it is our policy not to grant participants, including named executives, with extra years of credited service.

Pension Equalization/Benefit Restoration Plan

We have also adopted a Pension Equalization/Benefit Restoration Plan, which is designed to restore benefits which would be payable under the pension plan provisions but for the limits imposed by the Internal Revenue Code, to the levels calculated pursuant to the formulas contained in the pension plan provisions or for any monies deferred under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan. The Pension Equalization/Benefit Restoration Plan provides that Teledyne will pay to the participant, without requirement for participant contribution upon his or her retirement, a retirement benefit equal to the difference between the maximum life annuity to which the participant would be entitled under the qualified Pension Plan upon his or her retirement, ignoring any limitations imposed by the Internal Revenue Code and including any compensation deferred under the Executive Deferred Compensation Plan, and the life annuity which is actually paid to the participant under the qualified Pension Plan after giving effect to the limitations imposed by the Internal Revenue Code and excluding any compensation deferred under the Executive Deferred Compensation Plan. On December 31, 2014, the Pension Equalization/Benefit Restoration Plan was amended to freeze accruals under the plan effective February 28, 2015.

Employment Agreement with Dr. Mehrabian

The employment agreement with Dr. Mehrabian provides him with a non-qualified supplemental pension arrangement under which we will pay monthly cash payments to Dr. Mehrabian starting six months following his retirement and for a period of ten years, as supplemental payments to any accrued pension under our qualified Pension Plan and our Pension Equalization Plan, an amount equal to 50 percent of his base salary as in effect for 2018 (which was $995,000). Effective July 31, 2007, the number of years of credited service under this supplemental pension equalization plan reached the maximum number of ten years; as a result, no additional years of service will be credited under this plan.

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Nonqualified Deferred Compensation

The following table sets forth information about the participation of named executives in the Executive Deferred Compensation Plan in 2020. Dr. Mehrabian, Mr. VanWees, and Miss Cibik do not participate in the Executive Deferred Compensation Plan.

Name	Executive Contributions in 2020 ($)(1)	Registrant Contributions in 2020 ($)	Aggregate Earnings (Losses) in 2020 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 1/3/2021 ($)

Susan L. Main	—	—	$163,714	—	$1,599,022

Aldo Pichelli	—	—	$394,224	—	$2,347,693

(1)

The amounts in this column were reported as compensation to the named executive in the Summary Compensation Table for 2020 or in prior years, except for the amounts that represent earnings or losses under Executive Deferred Compensation Plan.

The Teledyne Executive Deferred Compensation plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available to all employees earning $100,000 or more per year for providing deferred compensation, and thus potential tax benefits, to these employees.

A participant in the Deferred Compensation Plan may elect to defer up to 100% of his or her salary and up to 100% of his or her AIP bonus for a calendar year. As participants defer funds into the Deferred Compensation Plan, premiums in the amount of the deferrals are deposited in life insurance contracts. Participants make deemed investment choices in funds underlying life insurance contracts. Upon retirement or termination, a participant receives his or her account balance. A participant can also receive his or her benefits prior to retirement or termination by pre-selecting a distribution date that is no less than three calendar years after the end of the year for which the election is made. A participant may elect to receive an amount equal to 90% of his or her account balance prior to his or her payment eligibility date. A participant may change daily his or her investment designations. Deferral elections with respect to annual salaries are irrevocable, except that a participant may elect to increase, decrease or terminate his or her salary deferral earned during a calendar year by filing a new election on or before December 31 of the preceding calendar year. Deferral elections with respect to AIP bonuses are irrevocable and must be made each calendar year.

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Director Compensation

Directors who are also our employees do not receive any compensation for their services on our Board or its committees. In 2020, directors who are not also our employees (non-employee directors) were paid an annual cash retainer of $110,000 in two equal installments in January and July. In addition, following the 2020 Annual Meeting of Stockholders, non-employee directors each received restricted stock units valued at $110,000. Ms. Kumbier, who was appointed as a director in October 2020, received restricted stock units valued at $55,000 upon joining the Board. The restricted stock units generally vest one year following the date of grant and are settled in shares of common stock on the date of vesting unless a director has elected to defer settlement of the award until his or her separation from Board service. The restricted stock units also vest upon a change in control or the director’s separation from Board service for any reason, other than for removal. Effective as of the 2021 Annual Meeting, directors will receive restricted stock units valued at $130,000 (or valued at $65,000 for an individual who becomes a director for the first time after the date of the 2021 Annual Meeting) and effective as of the 2022 Annual Meeting, directors will receive restricted stock units valued at $150,000 (or valued at $75,000 for an individual who becomes a director for the first time after the date of the 2022 Annual Meeting).

In 2020, the chair of the Audit Committee was paid an annual fee of $20,000, each chair of the Personnel and Compensation Committee and Nominating and Governance Committee was paid an annual fee of $12,500 and our lead director was paid an annual fee of $25,000. Our Nominating and Governance Committee reviews director compensation on an annual basis, which includes reviewing data on director compensation at peer companies provided by the Committee’s independent compensation consultant.

Under the terms of our stockholder-approved Amended and Restated 2014 Incentive Award Plan, our non-employee directors aggregate annual cash and equity compensation is limited to a maximum of $750,000 during any calendar year.

Under our stock ownership guidelines, each non-employee director is expected to own shares of Teledyne common stock equal in market value to at least five times the amount of the annual retainer ($550,000). Directors are expected to attain the minimum level of target ownership by the end of calendar year 2021; until the end of calendar year 2021, each non-employee director is expected to own shares of Teledyne common stock equal in market value to at least four times the amount of the annual retainer. A new director is expected to attain the minimum level of target ownership within a period of five years from the date he or she first becomes a director of the Company. Once achieved, the minimum level of stock ownership must be maintained for so long as the non-employee director retains his or her seat on the Board.

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Director Compensation (continued)

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Roxanne S. Austin	$110,000	$110,000	—	—	—	—	$220,000

Denise R. Cade	$110,000	$110,000	—	—	—	—	$220,000

Charles Crocker	$122,500	$110,000	—	—	—	—	$232,500

Kenneth C. Dahlberg	$110,000	$110,000	—	—	—	—	$220,000

Michelle A. Kumbier	$21,820	$55,000	—	—	—	—	$76,820

Simon M. Lorne	$130,000	$110,000	—	—	—	—	$240,000

Robert A. Malone	$110,000	$110,000	—	—	—	—	$220,000

Paul D. Miller(2)	$110,000	$110,000	—	—	—	—	$220,000

Jane C. Sherburne	$110,000	$110,000	—	—	—	—	$220,000

Michael T. Smith	$147,500	$110,000	—	—	—	—	$257,500

Wesley W. von Schack	$110,000	$110,000	—	—	—	—	$220,000

(1)

Each director received 353 restricted stock unit awards valued in the aggregate at $110,000 on April 22, 2020, except for Ms. Kumbier, who received 162 restricted stock unit awards valued in the aggregate at $55,000 on October 20, 2020. For a discussion of the valuation of the restricted stock units granted to non-employee directors, please see Note 8 (Stockholders’ Equity) to the financial statements in our Annual Report on Form 10-K under the heading “Restricted Stock Award Program.”

(2)	Admiral Miller retired from our Board of Directors effective August 25, 2020.

The following table sets forth the aggregate number of stock options (all are vested), restricted stock units (RSUs) and phantom stock held by our directors as of January 3, 2021.

Name	Option Awards	RSU Awards	Phantom Stock Awards

Roxanne S. Austin	8,000	3,182	—

Denise R. Cade	—	548	—

Charles Crocker	12,000	921	451

Kenneth C. Dahlberg	18,442	353	—

Michelle A. Kumbier	—	162	—

Simon M. Lorne	32,477	1,361	1,049

Robert A. Malone	—	353	—

Jane C. Sherburne	2,000	353	—

Michael T. Smith	14,247	353	1,245

Wesley W. von Schack	—	2,180	—

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Potential Payments Upon Termination or a

Change in Control

Change in Control Severance Agreements

Each of the named executives as well as five other executives, is a party to a Change in Control Severance Agreement with the Company. The Agreements have a three-year, automatically renewing term. The executive is entitled to severance benefits if (1) there is a change in control of the Company and (2) within three months before or 24 months after the change in control, either we terminate the executive’s employment for reasons other than cause or the executive terminates his or her employment for good reason. “Severance benefits” for the named executives currently consist of:

•

A cash payment equal to three times (in the case of Dr. Mehrabian) or two times (in the case of the other named executives) the sum of (i) the executive’s highest annual base salary within the year preceding the change in control and (ii) the Annual Incentive Plan bonus target for the year in which the change in control occurs or the average actual bonus payout for the three years immediately preceding the change in control, whichever is higher.

•

A cash payment for the current Annual Incentive Plan bonus cycle based on the fraction of the year worked times the Annual Incentive Plan target objectives at 100% (with payment of the prior year bonus if not yet paid).

•	Payment in cash for unpaid PSP awards, assuming applicable goals are met at 120% of performance.
•

Continued equivalent health and welfare (e.g., medical, dental, vision, life insurance and disability) benefits at our expense for a period of up to 36 months in some agreements (including Dr. Mehrabian, Mr. VanWees and Miss Cibik) or 24 months in some agreements (including Mr. Pichelli and Ms. Main) after termination (with the executive bearing any portion of the cost the executive bore prior to the change in control); provided, however, such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Removal of restrictions on performance-based restricted stock issued under our restricted stock award programs.
•

Full vesting under the Company’s pension plans (within legal parameters) such that the executive shall be entitled to receive the full accrued benefit under all such plans in effect as of the date of the change in control, without any actuarial reduction for early payment.

•

Reimbursement for actual professional outplacement services of up to $25,000 in some agreements (including Dr. Mehrabian, Mr. VanWees and Miss Cibik) and $15,000 in some agreements (including Mr. Pichelli and Ms. Main).

•	Immediate vesting of all stock options, with options being exercisable for the full remainder of the term.
•

In the event amounts under the agreements constitute an “excess parachute” payment as defined in Section 280G of the Internal Revenue Code, the executive will receive the better of, on an after-tax basis, (a) the unreduced excess parachute payment with no tax gross up payment, or (b) a parachute payment reduced to a level below which an excise tax is imposed.

For the purposes of the Change in Control Severance Agreement, a “change in control” will generally be deemed to occur if (1) the Company acquires actual knowledge that any person or group of persons acting together has acquired the beneficial ownership of securities of the Company entitling such person to 20% or more of the voting power of the Company, (2) a tender offer to acquire 20% or more of the voting power of the Company is completed, (3) a successful third party proxy solicitation is made relating to the election or removal of 50% or more of the members of the Board or any class of the Board, or (4) a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company occurs as a result of which the stockholders of the Company immediately prior to such transaction do not hold, immediately following such transaction, a majority of the voting power of the surviving, acquiring or resulting corporation.

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Potential Payments Upon Termination or a Change in Control (continued)

The paragraphs below explain the impact on our executive compensation programs for named executives of various change in control and termination scenarios other than a termination that would trigger the benefits under the Change in Control Severance Agreements.

Annual Incentive Plan

The following is a summary of the terms of awards under our Annual Incentive Plan related to the treatment of awards upon termination of employment:

If a participant’s employment is terminated before the end of a plan year for reason of death, disability, or normal or early retirement, the award will be calculated at the end of the plan year, based on their actual salary earned during the plan year, provided they were with the Company for at least six months during the plan year.

If a participant’s employment is terminated during the plan year for any other reason, no award will be paid for the plan year.

Stock Options

The following table summarizes the terms of awards under our incentive plans related to the treatment of stock options upon termination of employment or upon a change in control:

Change in Control or Termination Event	Treatment of Unvested Awards	Time to Exercise Vested Awards

Change in Control	Awards Fully Vest*	Remainder of Term*

Death	Awards Fully Vest	12 Months

Disability	Continued Vesting	Remainder of Term

Retirement	Forfeiture**	Remainder of Term

Other	Forfeiture**	30 Days**

*	Unless options are assumed or replaced by the successor company.

**

The Mehrabian Employment Agreement and Pichelli Employment Agreement provide that, starting with option grants made in 2019, in the event of separation of service by Dr. Mehrabian or Mr. Pichelli for any reason other than death, outstanding stock options shall continue to vest and may be exercised for the remainder of the option term.

Performance Share Program

In the event of a change in control not followed by termination, or where a participant terminates employment because of retirement, his or her performance share plan participation will be pro-rated based on the number of full months of employment during the cycle, divided by 36. Awards for retired participants are paid at the same time as awards are paid to active participants. On a change in control not followed by termination, awards are paid thirty days following the change in control event. If a participant terminates employment for any other reason, the current cycle’s incentive and any prior cycle’s incentive will be forfeited unless deemed otherwise by the Personnel and Compensation Committee.

Restricted Stock Award Program

During the restricted period, performance-based restricted stock will be forfeited upon a participant’s termination of employment. However, if the participant dies, becomes disabled or retires prior to the expiration of the applicable performance cycle, the amount of the participant’s restricted stock that is not subject to forfeiture at the end of the performance cycle will be pro-rated for the portion of the performance cycle completed by the participant prior to his death, disability or retirement and that amount will become vested at the end of the performance cycle. In the event of a change in control, all restrictions applicable to the restricted stock award will terminate fully.

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Potential Payments Upon Termination or a Change in Control (continued)

Potential Termination Payments

The following table sets forth the potential payments upon a change in control and termination following a change of control, retirement, resignation or termination or death or disability of the named executives as of January 3, 2021, the last business day of our 2020 fiscal year, assuming the change in control or termination event had taken place on January 3, 2021. The amounts shown include amounts earned through January 3, 2021, other than pension benefits, and are estimates of the amounts which would be paid out to the executives upon their termination following a termination event. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, and such amounts may be subject to re-negotiation at the time of actual termination. Estimated monthly pension benefits for named executives upon retirement or termination following a change in control are described at the end of this section. Any amounts paid following termination or a change in control may be delayed for up to six months to comply with provisions of Section 409A of the Internal Revenue Code.

Aldo Pichelli

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)		Death or Disability

Cash Severance	$3,565,133		—		—		—

Bonus Payment	$880,000	(2)	—		$559,900		$599,900

Value of Unvested Stock Options	$2,409,984	(3)	—	(4)	$1,358,822		$2,409,984	(5)

Value of Unvested Restricted Stock	$3,108,793	(6)	$3,108,793	(6)	$2,017,534	(7)	$2,017,534	(7)

Value of Unpaid Performance Share Program Amounts	$4,806,750	(8)	$4,806,750	(8)	$4,797,453	(9)	—

Welfare Benefit Values	$24,868		—		—		—

Outplacement	$15,000		—		—		—

Reduction to Avoid Excise Tax	—		—		—		—

Payments	$14,810,528		$7,915,543		$8,733,709		$4,987,418

Robert Mehrabian

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)		Death or Disability

Cash Severance	$7,908,900		—		—		—

Bonus Payment	$1,080,000	(2)	—		$736,200		$736,200

Value of Unvested Stock Options	$6,093,784	(3)	—	(4)	$3,991,528		$6,093,784	(5)

Value of Unvested Restricted Stock	$4,954,235	(6)	$4,954,235	(6)	$3,666,806	(7)	$3,666,806	(7)

Value of Unpaid Performance Share Program Amounts	$4,955,227	(8)	$4,955,227	(8)	$4,945,642	(9)	—

Welfare Benefit Values	$34,951		—		—		—

Outplacement	$25,000		—		—		—

Reduction to Avoid Excise Tax	—		—		—		—

Payments	$25,052,097		$9,909,462		$13,340,176		$10,496,790

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Potential Payments Upon Termination or a Change in Control (continued)

Susan L. Main

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)		Death or Disability

Cash Severance	$1,961,533		—		—		—

Bonus Payment	$359,250	(2)	—		$244,900		$244,900

Value of Unvested Stock Options	$1,863,315	(3)	—	(4)	—		$1,863,315	(5)

Value of Unvested Restricted Stock	$1,066,186	(6)	$1,066,186	(6)	$774,837	(7)	$774,837	(7)

Value of Unpaid Performance Share Program Amounts	$1,490,571	(8)	$1,490,571	(8)	$1,487,688	(9)	—

Welfare Benefit Values	$23,905		—		—		—

Outplacement	$15,000		—		—		—

Reduction to Avoid Excise Tax	—		—		—		—

Payments	$6,779,760		$2,556,757		$2,507,425		$2,883,052

Jason VanWees

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)	Death or Disability

Cash Severance	$1,680,867		—		—	—

Bonus Payment	$336,600	(2)	—		—	$296,800

Value of Unvested Stock Options	$1,863,315	(3)	—	(4)	—	$1,863,315	(5)

Value of Unvested Restricted Stock	$845,893	(6)	$845,893	(6)	—	$572,884	(7)

Value of Unpaid Performance Share Program Amounts	$1,392,597	(8)	$1,392,597	(8)	—	—

Welfare Benefit Values	$21,235		—		—	—

Outplacement	$25,000		—		—	—

Reduction to Avoid Excise Tax	—		—		—	—

Payments	$6,165,507		$2,238,490		—	$2,732,999

Melanie S. Cibik

Type of Benefit	Change in Control (followed by termination)		Change in Control (no termination)		Retirement or Voluntary Termination(1)		Death or Disability

Cash Severance	$1,607,467		—		—		—

Bonus Payment	$262,380	(2)	—		$178,900		$178,900

Value of Unvested Stock Options	$1,863,315	(3)	—	(4)	—		$1,863,315	(5)

Value of Unvested Restricted Stock	$842,365	(6)	$842,365	(6)	$576,430	(7)	$576,430	(7)

Value of Unpaid Performance Share Program Amounts	$1,360,996	(8)	$1,360,996	(8)	$1,358,364	(9)	—

Welfare Benefit Values	$35,696		—		—		—

Outplacement	$25,000		—		—		—

Reduction to Avoid Excise Tax	—		—		—		—

Payments	$5,997,219		$2,203,361		$2,113,694		$2,618,645

(1)	Each of the named executives, except for Jason VanWees, was retirement eligible on January 3, 2021.

(2)	Represents 2020 AIP award assuming applicable goals are met at 100% of performance targets.
(3)

Represents the number of all unvested stock options as of January 3, 2021, multiplied by $391.98, the closing price of our common stock on December 31, 2020, the last trading day prior to our fiscal year end, less the aggregate exercise price of the unvested stock options.

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Potential Payments Upon Termination or a Change in Control (continued)

(4)	Assumes that unvested stock options are assumed or replaced by acquirer or otherwise remain outstanding.

(5)

Represents the number of all unvested stock options as of January 3, 2021, multiplied by $391.98, the closing price of our common stock on December 31, 2020. Option awards accelerate in full upon death and continue vesting following disability.

(6)

Represents the number of unvested shares of restricted stock and restricted stock units granted in 2018, 2019 and 2020 multiplied by $391.98, the closing price of our common stock on December 31, 2020.

(7)

Represents the present value of unvested restricted stock granted in 2018, 2019 and 2020 pro-rated for the portion of the performance period completed by the named executive prior to retirement, termination, death or disability. Assumes goals are met at 100% of performance targets. Actual payment of the stock award is not made until after the completion of the performance period. Shares are valued at $391.98, the closing price of our common stock on December 31, 2020.

(8)

Represents the cash and share installment payment under the 2018-2020 PSP award, assuming goals are met at actual performance (with shares valued at $391.98 per share, the closing price of our common stock on December 31, 2020).

(9)

Represents present value of the cash and share installment payments under the 2018-2020 PSP award, assuming goals are met at actual performance (with shares valued at $391.98 per share, the closing price of our common stock on December 31, 2020). Actual payment of the PSP amounts is made at the same time payment is made to active participants.

The following table sets forth each named executive’s monthly pension benefit under the Teledyne Pension Plan and the Teledyne Pension equalization/benefit restoration Plan assuming a change of control had taken place at the end of 2020 and assuming each named executive had elected payment in the form of a single life annuity. The table shows the monthly payment the named executive would receive without a change in control and the additional amounts, if any, that result from a change in control. Ms. Main does not participate in Teledyne’s pension plan.

	Teledyne Pension Plan Benefit as of Fiscal Year End 2020	Additional Amounts Resulting from Change in Control	Benefit Restoration/ Pension Equalization Plan Benefit as of Fiscal Year End 2020	Additional Amounts Resulting from Change in Control	Total Monthly Payment following a Change in Control as of Fiscal Year End 2020

Robert Mehrabian(1)	$12,738	—	$116,641	—	$129,379

Aldo Pichelli	$8,812	—	$17,574	—	$26,386

Melanie Cibik	$6,139	$817	$5,605	$746	$13,307

Jason VanWees	—	$6,566	—	$4,645	$11,211

(1)

In addition, the annual pension benefit payable to Dr. Mehrabian under the supplemental pension arrangement contained in his employment agreement following termination from employment at fiscal year end 2020 (for reason other than for cause) would be $40,613 for 10 years, payable monthly.

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Potential Payments Upon Termination or a Change in Control (continued)

2020 Median Employee to CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to calculate and disclose the ratio of the total annual compensation of the median employee as compared to the total annual compensation of our Chief Executive Officer. The ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described below.

We identified the median compensated employee using our employee population on December 30, 2018. As permitted by SEC rules, we are using the same median compensated employee who we identified in 2018. There has been no significant change in our employee population, employee demographic profile or compensation policies between 2018 and 2020.

Our median compensated employee’s total annual compensation for 2020 as calculated using the methodology governing the Summary Compensation Table was $67,008. The total annual compensation of our Chief Executive Officer as reported in the Summary Compensation Table was $4,699,584. Therefore, the ratio of our median employee’s pay to the pay of our Chief Executive Officer is estimated to be 1:70.

Our methodology for identifying our median compensated employee is included in our Proxy Statement for the 2019 Annual Meeting of Stockholders. SEC rules for identifying the median compensated employee permit companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Consequently, the pay ratios reported by other companies may not be comparable to the pay ratio reported by Teledyne.

Certain Transactions

Indemnification Agreements

The Company has entered into individual Indemnification Agreements with our directors and certain officers and executives of Teledyne, including all the named executives. The Indemnification Agreements provide the directors and executives who are parties to the agreements with a stand-alone contractual right to indemnification and expense advancement to the greatest extent allowable under Delaware law. The agreements continue until the later of (i) 10 years after the indemnitee ceases to serve as a director or officer, and (ii) one year following the final termination of any proceeding subject to the agreement.

Policies and Procedures for Reviewing Related Party Transactions

Our Board has adopted a Related Party Transaction Policy that applies to executive officers, directors, family members of executive officers and directors, stockholders owning in excess of five percent of the Company’s stock, and affiliates of the foregoing. Under this policy, any related party transaction requires the approval or ratification of the Nominating and Governance Committee. Related party transactions in which the aggregate amount involved is expected to be less than $3 million in any fiscal year can also be approved by Chair of the Nominating and Governance Committee and transactions in which the aggregate amount involved is expected to be less than $1 million in any fiscal year can be approved by the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company. The Policy defines a related party transaction as a transaction between the Company and any related party in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or a subsidiary of the Company is a party or participant and (3) a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

In determining whether to approve or ratify a related party transaction, the Nominating and Governance Committee may take into account, among other factors it deems appropriate, whether the related party

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	83

Potential Payments Upon Termination or a Change in Control (continued)

transaction involves products or services of a nature, quantity or quality that are not readily available from alternative sources, whether the related party transaction is on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally, and the extent of the related party’s interest in the transaction. The Nominating and Governance Committee has determined that certain types of transactions, to the extent they constitute related party transactions, shall be deemed to be pre-approved or ratified. These transactions include executive and director compensation, a transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10 percent of that company’s stock, and any transaction with another company at which a related party is an executive officer or a beneficial owner of 10 percent or more of that company’s stock if the aggregate amount involved in any fiscal year does not exceed the greater of $1,000,000 or 2 percent of that company’s total annual revenues, and any charitable contribution, grant or endowment by the company to a charitable organization, foundation or university at which a related party’s only relationship is an employee or a director if the aggregate amount involved does not exceed the lesser of $100,000 or 2 percent of the charitable organization’s total annual receipts.

The full text of the Related Party Transaction Policy can be viewed on our website, www.teledyne.com under “Who We Are — Corporate Governance.”

84	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Questions and Answers

About the Meeting and Voting

1.	Who is entitled to vote at the Annual Meeting?

If you were a holder of Teledyne common stock at the close of business on the Record Date of March 3, 2021, you are eligible to vote at the Annual Meeting. For each matter presented for vote, you have one vote for each share you own. As of March 3, 2021, there were 37,022,258 shares of common stock outstanding.

2.	What is the difference between holding shares as a stockholder of record, a registered stockholder, and as a beneficial owner of shares?

Stockholder of Record or Registered Stockholder.    If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “stockholder of record” or a “registered stockholder” of those shares.

Beneficial Owner of Shares.    If your shares are held in an account at a bank, brokerage firm, or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm, or similar organization how to vote the shares held in your account.

3.	How do I vote if I am a stockholder of record?

By Telephone or Internet.    All stockholders of record can vote by telephone within the U.S., U.S. territories, and Canada, by using the toll-free telephone number on the eProxy Notice or proxy card, or through the Internet, at the web address provided and by using the procedures and instructions described on the eProxy Notice or proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

By Written Proxy.    All stockholders of record can also vote by written proxy card. If you are a stockholder of record and receive an eProxy Notice, you may request a written proxy card by following the instructions included in the eProxy Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board.

At the Virtual Annual Meeting.    All stockholders of record may vote by internet at the virtual Annual Meeting. See Question 6 below regarding how to attend the Annual Meeting.

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.

4.	How do I vote if I am a beneficial owner of shares?

Your broker is not permitted to vote on your behalf on “non-routine” matters, unless you provide specific instructions by completing and returning the voting instruction card from your broker, bank, or other similar organization or by following the instructions provided to you for voting your shares via telephone or the Internet. For the Annual Meeting, only the ratification of the selection of Deloitte & Touche LLP as our independent auditor for 2020 (Item 2) is considered to be a routine matter. For your vote to be counted with respect to non-routine matters (Items 1 and 3), you will need to communicate your voting decisions to your broker, bank, or other similar organization before the date of the Annual Meeting. If you wish to vote your shares at the virtual Annual Meeting, you must obtain a “legal proxy” from the broker, bank, or similar organization and register it with Computershare prior to the virtual Annual Meeting.

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	85

Questions and Answers About the Meeting and Voting (continued)

5.	How do I vote if I participate in the 401(k) plan?

If you hold common stock in the Teledyne Technologies Incorporated 401(k) Plan, you must provide the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically using the Internet. You cannot vote your shares yourself at the virtual Annual Meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. (Eastern Time), on April 23, 2021.

6.	How do I attend the Annual Meeting?

Only holders of Teledyne common stock as of the close of business on the Record Date of March 3, 2021 or their authorized representatives by proxy may attend the Annual Meeting.

Stockholder of Record or Stockholder in 401(k) Plan.    If you are a stockholder of record (meaning, your shares of common stock are registered directly in your name with our transfer agent, Computershare) or you are a participant in the Teledyne Technologies Incorporated 401(k) Plan and wish to attend the Annual Meeting, you can attend the meeting by accessing www.meetingcenter.io/289456985 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received. The meeting password is TDY2021.

Beneficial Owner of Shares.    If you were a beneficial holder of record of common stock of Teledyne as of the Record Date (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Teledyne common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern, on April 23, 2021. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/289456985 and enter your control number and the meeting password TDY2021.

Please note that the Annual Meeting will begin promptly at 9:00 a.m. Pacific time.

7.	Why did I receive more than one notice, proxy card, or voting information form?

If you received more than one eProxy Notice, proxy card or voting instruction form, you own shares registered in different names or own shares held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and voting instruction forms. If you would like to consolidate your accounts, please contact our transfer agent, Computershare Trust Company, N.A. (“Computershare”), at (888) 265-3747 for assistance. If you hold your shares through a bank, broker or other nominee, you should contact them directly and request consolidation.

8.	Can I change my vote?

Yes. There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting (please note that, in order to be counted, the revocation or change must be received by 11:59 p.m. Eastern time on April 27, 2021 if voting by telephone, or by 11:59 p.m. Eastern time on April 23, 2021 in the case of instructions to the trustee of the Teledyne Technologies Incorporated 401(k) Plan):

•	Vote again by telephone or at the Internet website.

•	Transmit a revised proxy card or voting instruction form that is dated later than the prior one.

•	Stockholders of record may vote at the virtual Annual Meeting.

86	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Questions and Answers About the Meeting and Voting (continued)

•	Stockholders of record may notify the Corporate Secretary in writing that a prior proxy is revoked.

•	401(k) plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone, or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand. Your attendance at the virtual Annual Meeting will not automatically revoke your proxy unless you vote by ballot at the Annual Meeting or specifically request in writing that your prior proxy be revoked

9.	Is my vote confidential?

Yes. Proxy cards, ballots, and voting tabulations that identify stockholders are kept confidential except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•	in the case of a contested proxy solicitation; or

•	to allow the independent inspector of elections to certify the results of the vote.

10.	What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker submits a proxy for a matter but does not have the authority to vote because the beneficial owner did not provide voting instructions on such matter. Under NYSE rules, the proposal to ratify the appointment of independent auditor (Item 2) is considered a “discretionary” or “routine” item. This means that brokerage firms may vote on such item in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “non-discretionary” or “non-routine” items; brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

11.	What constitutes a “quorum” for the meeting?

A quorum is a majority of the outstanding shares that are entitled to vote as of the Record Date present at the meeting or represented by proxy. A quorum is necessary to conduct business at the annual meeting. Your shares will be counted as present at the annual meeting if you have properly voted by proxy. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

12.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 3, 2021, the Record Date for the meeting, the Company had 37,022,258 outstanding shares of common stock. Each share of common stock outstanding on the Record Date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

The Company is incorporated in the State of Delaware and its shares are listed on the NYSE. As a result, the Delaware General Corporation Law (the “DGCL”) and the NYSE listing standards govern the voting standards applicable to actions taken by our stockholders. Under our Bylaws, when a quorum is present, all matters (including with respect to the election of directors) are determined by a majority of the votes cast (e.g., that under a majority of votes cast standard, the shares voted “for” a nominee must exceed the number voted “against” that nominee). Under the DGCL and our Bylaws, an abstention will have no effect on the outcome of the vote because abstention does not count as a vote cast.

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	87

Questions and Answers About the Meeting and Voting (continued)

A description of the voting requirements and related effect of abstentions and broker non-votes on each item is as follows:

	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions and Broker Non-Votes

Item 1 – Election of three Class I Directors to Serve for a Three-Year Term Expiring at the 2024 Annual Meeting	“For,” “Against,” or “Abstain” on each nominee	“FOR” each nominee	Majority of votes cast for such nominee	None

Item 2 – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditor for 2021	“For,” “Against,” or “Abstain”	“FOR”	Majority of votes cast	Abstentions have no effect. Brokers have discretion to vote this item.

Item 3 – Advisory Vote to Approve 2020 Named Executive Officer Compensation	“For,” “Against,” or “Abstain”	“FOR”	Majority of votes cast	None

13.	Who pays for the solicitation of proxies?

Our Board is soliciting your vote. Our directors, officers or other employees may solicit proxies on behalf of the Board by mail, the Internet, in person, by electronic delivery, telephone, facsimile or other medium.

We pay the cost of preparing, assembling and mailing this proxy-soliciting material and soliciting proxies. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

We have engaged Georgeson, Inc., to help solicit proxies at a cost of $8,500, plus expenses. Our employees may solicit proxies for no additional compensation.

14.	Can other business in addition to the items listed on the agenda be transacted at the meeting?

The Company knows of no other business to be presented for consideration at the Annual Meeting other than the items indicated in the eProxy Notice. If other matters are properly presented at the Annual Meeting, the persons designated as authorized proxies on your proxy card may vote on such matters in their discretion. In addition, the persons designated as authorized proxies on your proxy card may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

15.	When will the Company announce the voting results?

We will announce the preliminary voting results at the Annual Meeting. The Company will report the final results on our website and in a Current Report on Form 10-K filed with the SEC, within four business days of the Annual Meeting.

16.	Is there a list of stockholders entitled to vote at the Annual Meeting?

Yes. A list of stockholders entitled to vote will be available during business hours for 10 days prior to the meeting at the Company’s executive offices, 1049 Camino Dos Rios, Thousand Oaks, California 91360, for examination by any stockholder for any legally valid purpose. The list also will be available to stockholders for any such purpose on the virtual Annual Meeting website.

88	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Other Information

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K, without exhibits, can be obtained without charge from the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, at Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360, or telephone (805) 373-4545. You also may view a copy of the Form 10-K electronically by accessing our website www.teledyne.com. Additionally, in accordance with rules issued by the SEC, you may access our 2020 Annual Report at www.envisionreports.com/tdy.

2022 Annual Meeting and Stockholder Proposals

Under Rule 14a-8 of the SEC, proposals of stockholders intended to be presented at the 2022 Annual Meeting of Stockholders must be received no later than November 12, 2021, for inclusion in the Proxy Statement and proxy card for that meeting. In addition, our Restated Certificate of Incorporation provides that for nominations or other business to be properly brought before an Annual Meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to the Secretary not less than 75 days and not more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting which, in the case of the 2022 Annual Meeting of Stockholders, would be no earlier than January 28, 2022 and no later than February 12, 2022. If, however, the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not earlier than the 90th day prior to such Annual Meeting and not later than the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Restated Certificate of Incorporation also requires that such notice contain certain additional information. Copies of the Restated Certificate of Incorporation can be obtained without charge from the Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker or direct your written request to Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360, or call (805) 373-4545. Any stockholder who currently receives multiple copies of the Proxy Statement at his, her or its address and would like to request “householding” of any communications should contact his, her or its broker.

Stockholders of record may also request to begin or to discontinue householding in the future by contacting our transfer agent, Computershare, at 1-800-522-6645 (in the U.S. and Canada), 1-201-680-6578 (all other locations), by mail to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 or through the Computershare website, www.computershare.com. Stockholders owning their shares through a bank,

TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement	89

Other Information (continued)

broker, or other nominee may request to begin or to discontinue householding by contacting their bank, broker or other nominee or by calling 1-866-540-7095.

Electronic Access to Proxy Materials and Annual Report

Stockholders can elect to view future Proxy Statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save us the cost of producing and mailing these documents. You will be responsible for any costs normally associated with electronic access, such as usage and telephonic charges.

Registered stockholders who have access to the Internet and agree to receive future annual reports and other proxy materials by accessing our web site (www.teledyne.com) should provide their valid email addresses to our transfer agent, Computershare, at the agent’s website www.computershare.com/investor. If you hold your common stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future Proxy Statements and annual reports over the Internet. Stockholders who choose to view future Proxy Statements and annual reports over the Internet will receive instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings. Additionally, in accordance with rules issued by the SEC, you may access our 2020 Annual Report and this Proxy Statement at www.envisionreports.com/tdy.

If you enroll to view our future annual report and Proxy Statement electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, registered stockholders should access www.computershare.com/investor and follow the instructions to cancel your enrollment. If you hold your stock in nominee name, check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or Proxy Statement, please write to Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, Teledyne Technologies Incorporated, 1049 Camino Dos Rios, Thousand Oaks, California 91360.

By Order of the Board of Directors,

Melanie S. Cibik

Senior Vice President, General Counsel, Chief Compliance Officer

and Secretary

March 12, 2021

90	TELEDYNE TECHNOLOGIES INCORPORATED | 2021 Proxy Statement

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/tdy or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/tdy

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

1.	Election of Directors:
		For	Withhold					For	Withhold		For	Withhold
	01 - Denise R. Cade	☐	☐	02 - Simon M. Lorne				☐	☐	03 - Wesley W. von Schack	☐	☐

				For	Against	Abstain					For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021			☐	☐	☐	3.	Approval of a non-binding advisory resolution on the Company’s executive Compensation			☐	☐	☐

NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 P C F

                             03EAPB

The 2021 Annual Meeting of Stockholders of Teledyne Technologies Incorporated will be held on

April 28, 2021 at 9:00 A.M Pacific Time, virtually via the internet at www.meetingcenter.io/289456985.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – TDY2021.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2020 Annual Report to Stockholders are available at: www.envisionreports.com/tdy

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/tdy

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Teledyne Technologies Incorporated

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – April 28, 2021

The undersigned hereby appoints Susan L. Main, Melanie S. Cibik, S. Paul Sassalos and each of them, proxies and attorneys-in-fact, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated to be held on April 28, 2021, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said proxies and attorneys-in-fact are instructed to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

1.	Election of Directors:
		For	Withhold					For	Withhold		For	Withhold
	01 - Denise R. Cade	☐	☐	02 - Simon M. Lorne				☐	☐	03 - Wesley W. von Schack	☐	☐

				For	Against	Abstain					For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021			☐	☐	☐	3.	Approval of a non-binding advisory resolution on the Company’s executive compensation.			☐	☐	☐

NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X

                                     03EAQB

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2020 Annual Report to Stockholders are available at: www.edocumentview.com/tdy

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Teledyne Technologies Incorporated

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – April 28, 2021

The undersigned hereby appoints Susan L. Main, Melanie S. Cibik, S. Paul Sassalos and each of them, proxies and attorneys-in-fact, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated to be held on April 28, 2021, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned, and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said proxies and attorneys-in-fact are instructed to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Items to be voted appear on reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 a.m. Eastern Time on April 23, 2021

Online
Go to www.envisionreports.com/tdy or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

1.	Election of Directors:

		For	Withhold					For	Withhold		For	Withhold
	01 - Denise R. Cade	☐	☐	02 - Simon M. Lorne				☐	☐	03 - Wesley W. von Schack	☐	☐

				For	Against	Abstain					For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021.			☐	☐	☐	3.	Approval of a non-binding advisory resolution on the Company’s executive compensation.			☐	☐	☐

NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 P C F

                             03EASC

TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN

As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Teledyne Technologies Incorporated Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by telephone, by Internet or by completing, signing and returning the voting instruction card (below). A postage-paid return envelope is enclosed.

The Trustee must receive your voting instructions by April 23, 2021. If the Trustee does not receive your instructions by April 23, 2021, your shares will not be voted.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-plan shares must be voted separately from your Plan shares.

The 2021 Annual Meeting of Stockholders of Teledyne Technologies Incorporated will be held on

April 28, 2021 at 9:00 A.M. Pacific Time, virtually via the internet at www.meetingcenter.io/289456985.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – TDY2021.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2020 Annual Report to Stockholders are available at: www.envisionreports.com/tdy

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Teledyne Technologies Incorporated

VOTING INSTRUCTION CARD FOR 2021 ANNUAL MEETING

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELEDYNE TECHNOLOGIES INCORPORATED TELEDYNE TECHNOLOGIES INCORPORATED 401(k) PLAN

The undersigned hereby directs the Trustee of the above Plan to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plan at the Annual Meeting of Stockholders of Teledyne Technologies Incorporated on April 28, 2021, and at any adjournments thereof, upon the matters set forth on the reverse of this card and, in its discretion, upon such other matters as may properly come before the meeting.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

PLAN PARTICIPANTS MAY VOTE BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. ALTERNATIVELY, PARTICIPANTS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐